As filed with the Securities and Exchange Commission on January 10, 2025

Registration No. 333-283478

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MACKENZIE REALTY CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	45-4355424
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

89 Davis Road
Orinda, California 94563
(925) 631-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chip Patterson
89 Davis Road, Suite 100
Orinda, California 94563
(925) 631-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Steve Barrett, Esq.
Husch Blackwell LLP
4801 Main Street, Suite 1000
Kansas City, MO 64112
(816) 983-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This registration statement contains two prospectus documents:

•
a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, and units in one or more offerings with a total value of up to $75,000,000; and

•
an equity distribution agreement prospectus supplement covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $20,000,000 pursuant to an equity distribution agreement with Maxim Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus supplement, which specifies the terms of our common stock to be sold under the equity distribution agreement, immediately follows the base prospectus. The common stock that may be offered, issued, and sold under the equity distribution agreement prospectus supplement is included in the $75,000,000 of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the equity distribution agreement, any portion of the $20,000,000 included in the equity distribution agreement prospectus supplement that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2025

PRELIMINARY PROSPECTUS

MACKENZIE REALTY CAPITAL, INC.
$75,000,000

PREFERRED STOCK, COMMON STOCK,
WARRANTS, RIGHTS AND UNITS

We may from time to time offer and sell, in one or more offerings, up to $75,000,000 of the following securities:

• shares of our preferred stock, par value $.0001 per share;
• shares of our common stock, par value $.0001 per share (“Common Stock”);
• warrants for the purchase of shares of our common stock and/or shares of our preferred stock;
• rights to purchase shares of our common stock and/or shares of our preferred stock; and
• units consisting of two or more of the above classes or series of securities.

This prospectus may also be used to offer securities to be issued to limited partners of MacKenzie Realty Operating Partnership, LP in exchange for partnership interests.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Currently, our common stock is listed on Nasdaq under the ticker symbol MKZR.

As of December 19, 2024, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was approximately $65,762,594.66, based on an aggregate of 13,473,075.80 shares of Common Stock outstanding, of which 13,393,603.80 shares were held by non-affiliates, and a per share price of $4.91 for the common stock, the closing price of our common stock on December 19, 2024, as reported on the Nasdaq Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Beginning with our taxable year ended December 31, 2014, we believe that we have operated in a manner qualifying us as a real estate investment trust (“REIT”), and we have elected to be taxed as a REIT for federal income tax purposes.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ●, 2025.

You should rely only on the information contained in, or incorporated by reference into, this prospectus in making your investment decisions. Neither we nor any underwriter have authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus or the documents incorporated by reference herein are accurate only as of the date of each such document. Our business, financial condition and prospects may have changed since such dates. We will advise investors of any material changes to the extent required by applicable law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read this prospectus, as well as the information incorporated by reference in this prospectus, before making an investment in our common stock. See “Available Information” and “Incorporation of Certain Documents by Reference” for more information.

Unless the context otherwise requires or indicates, all references to “we,” “us,” “our,” the “Company” and “MRC” in this prospectus mean MacKenzie Realty Capital, Inc., a Maryland corporation, and its consolidated subsidiaries.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Certain statements included or incorporated by reference in this prospectus may be deemed “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” or similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, as well as by similar factors discussed in documents incorporated by reference.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. Our actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	Investors will not have the opportunity to evaluate or approve any Investments prior to our acquisition or financing thereof.
•	Investors will rely solely on the Adviser to manage us and our Investments. The Adviser will have broad discretion to invest our capital and make decisions regarding Investments.
•	We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.
•
Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor. In addition, our Board of Directors (“Board”) may approve changes to our policies, including our policies with respect to distributions and redemption of shares without prior notice or your approval.

•	An investor could lose all or a substantial portion of any investment made in us.
•
We may fail to maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and regulation as an investment company and we would not be required to pay any distributions to our stockholders.

•
Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Adviser, and our respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, (b) allocation of investment opportunities between us, and (c) potential conflicts arising out of transactions between us, on the one hand, and our Adviser and its affiliates, on the other hand, involving compensation and incentive fees payable to our Adviser or dealings in real estate transactions between us and the Adviser and its affiliates.

•	There are substantial risks associated with owning, financing, operating, leasing and managing real estate.
•
The amount of distributions we make is uncertain. We may fund distributions from offering proceeds, borrowings, and the sale of assets, to the extent distributions exceed our earnings or cash flows from our operations if we are unable to make distributions from our cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distributions may not be indicative of our actual operating results. For example, on March 31, 2020, after assessing the impacts of the COVID-19 pandemic, our Board unanimously approved the suspension of regular quarterly dividends to our common stockholders. On May 11, 2021, the Board reinstated the quarterly dividend at the rate of $0.05 per common share, which was increased each quarter until it reached the current level of $0.125 per share, but there is no guarantee that the dividend will remain at this level. While the Series A Preferred Stock will accrue a 6% dividend, and the Series B Preferred Stock will accrue a 12% dividend (3% current, 9% accrued), payment of this dividend is not guaranteed, only that it will be paid before any dividend can be paid to the common stock.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See “Risk Factors” and “Incorporation of Certain Documents by Reference.” In addition, other factors not identified may emerge from time to time that could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

RISK FACTORS

An investment in our securities should not constitute a complete investment program for any investor and involves a high degree of risk. Due to the uncertainty in our investments, there can be no assurance that we will achieve our investment objective. You should carefully consider the risks referenced below before making an investment decision.

An investment in any securities offered pursuant to this prospectus involves substantial risks. In deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein from the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q (see “Incorporation of Certain Documents by Reference”), as well as the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings under the Securities Exchange Act of 1934 as amended (the “Exchange Act”) (and the information incorporated by reference herein and therein) before acquiring any of such securities. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, which might cause the trading price of our common stock or other securities to decline and could result in you losing all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

Risks Relating to Potential Rescission Claims

Previous issuances of common shares under our dividend reinvestment program may have violated certain federal and/or state securities laws, and shareholders could file suit to seek rescission of such securities.

During the period beginning June 2021 and ending December 2021, in an offering pursuant to our registration statement on Form N-2, we made sales of securities under our dividend reinvestment program pursuant to a deficient registration statement (which registrant statement became deficient by virtue of our inadvertently failing to amend the registration statement to include the then-current audit report of our auditors). Consequently, the offer and sale of securities pursuant to the Form N-2 may have failed to comply fully with Section 5 of the Securities Act which may trigger a right of rescission under the Securities Act for investors that purchased shares of our common stock during this period under our dividend reinvestment program.

Accordingly, we may have liability to purchasers of such securities if they were to file suit against us; the remedy could be to repurchase such securities at their purchase price plus statutory interest, less the amount of any income received with respect to such shares.

There may be claims relating to our possible non-compliance with federal and/or state securities laws relating to the deficient Form N-2 referenced above, and we may continue to be contingently liable for rescission or damages of an indeterminate amount.

It is possible that regulators could pursue enforcement actions or impose penalties and fines against us with respect to any violations of securities laws relating to the issuance of dividend reinvestment program shares under the deficient Form N-2 referenced above.

If we have to repurchase shares as discussed above, it may affect our cash balances.

If we have to repurchase shares of our common stock issued under the deficient registration statement referenced above, such rescission payments will be funded from our existing cash balances. Any rescission payments would reduce funds available to us for our operations. If all persons issued shares without registration were to successfully file suit and force rescission, we could need to pay a total of approximately $865,000 and our results of operations, cash balances or financial condition will be negatively affected.

OUR BUSINESS
Company Overview

MacKenzie Realty Capital, Inc. (the “Company”, “us”, “we”, “our” and other similar terms), a Maryland corporation, was launched to generate both current income and capital appreciation through real estate related investments, primarily in debt and equity real estate related securities. As of December 31, 2020, however, we elected to withdraw our election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  Following withdrawal of the election to be regulated as a BDC, we have and intend to continue to invest in private companies that directly or indirectly own real property, and increase our control over our private investments, and to eventually consolidate those investments for financial reporting purposes. We conduct many of our operations through MacKenzie Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”). The withdrawal allowed us to expand our investment pool to include real, physical assets, as opposed to only investment securities. We believe that this expanded pool of potential investments allows access to risk-adjusted returns consistent with our investment objective, while allowing us to maintain our REIT status.

We are externally managed by MacKenzie Capital Management, LP, a California limited partnership, (“MacKenzie”). We are advised, as to our real estate investments, by an affiliate of MacKenzie, MacKenzie Real Estate Advisers, LP (the “Real Estate Adviser”), and as to our securities portfolio, by MCM Advisers, LP (the “Investment Adviser”; together with the Real Estate Adviser, the “Advisers” or “Adviser”). These Advisers will make all investment decisions for us. Our Advisers employ a variety of acquisition strategies in building our portfolio of investments, with a particular focus on obtaining properties in off-market transactions, opportunistic and value-add situations, and similar transactions. We have elected to be taxed, and currently, as of the year ended December 31, 2023, qualify, as a REIT for U.S. federal income tax purposes.

We utilize three key investment strategies - Value-Add, Opportunistic, and Invest-to-Own - to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.

We invest primarily through controlling positions (generally 90%) in joint ventures with our network of some of the leading private regional apartment owner/operators across the nation, which we believe enhances our ability to access proprietary off-market transactions, and to deliver best-in-class execution of multiple investment strategies across a substantial number of markets. Upon execution of the initial business plan for the property, we will often seek to increase our ownership to 100%, so that the property will be wholly owned by us.

As of the date of this Prospectus, our portfolio consisted of (a) 8 commercial real estate properties: Satellite Place located in Duluth, GA, 1300 Main, First & Main and Main Street West located in Napa, CA, Woodland Corporate Center located in Woodland, CA, 220 Campus Lane and Green Valley Executive Center located in Fairfield, CA and One Harbor Center located in Suisun, CA, and (b) 4 residential apartment properties: Commodore Apartments and The Park View (formerly known as Pon De Leo Apartments), located in Oakland, CA, the Hollywood Apartments located in Hollywood, CA, and the Shoreline Apartments in Concord, CA.
1300 Main, LP, First & Main, LP, Main Street West, LP, Woodland Corporate Center, LP, and PT Hillview GP, LLC (the Hollywood Apartments) are owned through our subsidiary, the Operating Partnership, the Commodore Apartments are owned through our subsidiary Madison PVT, LLC, The Park View (f/k/a Pon De Leo Apartments) is owned through our subsidiary PVT Madison, LLC, the Shoreline Apartments are owned through our subsidiary MacKenzie BAA IG Shoreline LLC, and MacKenzie Satellite Place is owned through our subsidiary MacKenzie Satellite Place Corp. We also own 5 minority interests in non-traded REITs, 2 general partnership interests in commercial properties, and 1 other real estate investment.
Our primary intent is to purchase real estate interests, whether direct investments, joint ventures, minority interests, or loans secured by real estate. We refer to our investments in real property as “Investments”.
Executive Offices

Our principal executive offices are located at 89 Davis Road, Suite 100, Orinda, CA 94563. Our telephone number is (925) 631-9100 or (800) 854-8357. Our website can be found at www.mackenzierealty.com. The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any free writing prospectus, we currently intend that the proceeds raised from the sale of securities offered hereby will be used for general corporate purposes, including, but not limited to, investment in real estate and other real estate-related investments, strategic principal payments on outstanding loans, payment of operating expenses, capital expenditures, fees and other costs, and funding for our preferred stock share repurchase program. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net sale proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

We expect that any expenses or fees payable to our Adviser for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations.

If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Adviser and its affiliates.

We may not be able to promptly invest the net proceeds of any sale of securities offered hereby in Investments.  In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

PLAN OF DISTRIBUTION

We may offer and sell securities described in this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on Nasdaq (including through at-the-market offerings);
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker/dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	in a block trade in which a broker/dealer will attempt to sell a block of shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	as a dividend or distribution or in a subscription rights offering to our existing security holders;
•	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;
•	directly to one or more purchasers;
•	through agents;
•	through a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The applicable prospectus supplement and any related free writing prospectus will set forth the terms of the offering of such securities, including:

•
the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them, including any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents
•	any delayed delivery requirements; and
•	any securities exchanges on which the securities may be listed.
We may distribute the offered securities from time to time in one or more transactions: (1) at a fixed price or prices (which may be changed), (2) at market prices prevailing at the time of sale, (3) at prices related to the prevailing market prices at the time of sale, (4) at prices determined by an auction process or (5) at negotiated prices. We also may distribute the offered securities from time to time in one or more “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise The consideration for the sale of any offered securities may be cash or another form negotiated by the parties. Any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers or agents may be changed from time to time.

Subscription Rights Offerings

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, Dealers and Agents; Direct Sales

In connection with the sale of our offered securities, underwriters or agents may receive compensation from us or from purchasers of our offered securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters also may be involved in any at‑the‑market offering of securities by or on our behalf. Underwriters, dealers and agents that participate in the distribution of our offered securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive and any profit on the sale of our offered securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement, as well as any related free writing prospectus, will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at a fixed price agreed to with us at the time of sale or at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

We also may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Institutional Purchasers
We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. Additionally, underwriters, dealers and agents, or their affiliates, may engage in transactions with, or perform services for, or be tenants of, us or our Operating Partnership or other affiliates of the Company in the ordinary course of business. This could include commercial banking and investment banking transactions.

Indemnification; Other Relationships
We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making; Stabilization and Other Transactions
Unless otherwise specified in the applicable prospectus supplement, each series of offered securities will be a new issue with no established trading market, other than the Common Stock which is listed on Nasdaq. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants or units on any securities exchange or quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or other offering materials, as the case may be.

In connection with any offering of the offered securities, certain underwriters or other persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include engaging in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our Common Stock on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, SEC Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Fees and Commissions
We will disclose the fees to be paid to any underwriter, dealer or agent in the prospectus supplement for any takedown. If any conflict of interest exists between the issuer and an underwriter, dealer or agent participating in an offering of securities under this prospectus, the offering will be conducted in compliance with FINRA Rule 5121.

Potential State Law Considerations

In order to comply with the securities laws of certain states, if applicable, we will sell our offered securities in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states we may not sell our offered securities unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF SECURITIES WE MAY OFFER

The following is a description of the common stock of the Company, which is the only class of the Company’s securities currently registered pursuant to the Exchange Act. This description also discusses the terms (including applicable conversion rights) of the Company’s outstanding Series A and Series B Preferred Stock which, while not being registered under the Exchange Act, are convertible into shares of the Company’s common stock under certain circumstances as described below. The following summary description of our capital stock is not complete and for a more detailed description of these securities, you should refer to the applicable provisions of our Articles of Amendment and Restatement (“Charter”) and our Third Amended and Restated Bylaws (“Bylaws”), each of which has been filed as exhibits to the periodic reports we file with the SEC, as well as to applicable provisions of the laws of the State of Maryland, our state of incorporation, including without limitation the Maryland General Corporation Law (“MGCL”).

General
 This prospectus describes the general terms of our stock and other securities we may offer. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Description of the Company’s Equity Securities

The Company was incorporated under the general corporation laws of the State of Maryland on January 27, 2012, and commenced operations on February 28, 2013. We have elected to be treated as a real estate investment trust (“REIT”) as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). On May 18, 2020, we formed an operating partnership, MacKenzie Realty Operating Partnership, LP (the “Operating Partnership”) for the purpose of acquiring and consolidating our wholly owned and majority-owned subsidiaries within an entity that is able to offer tax-advantaged solutions to certain sellers of real property in which we may invest.

Our Charter authorizes us to issue up to 100,000,000 shares of capital stock, 80,000,000 which are initially designated as common stock, $0.0001 par value per share, and 20,000,000 which are initially designated as preferred stock, $0.0001 par value per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plan. The Company’s fiscal year-end is June 30 and, as a REIT, our tax year is the calendar year ending December 31. Under Maryland law and our Charter, our stockholders are generally not personally liable for our debts or obligations. As of December 19, 2024, we have the following authorized and outstanding number of shares of common and preferred stock:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under Column (3)
Common stock	80,000,000	-	13,473,075.80
Preferred Stock	20,000,000		859,976.15

Under our Charter, the Board of Directors (the “Board”) is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval, provided that the aggregate number of shares of all classes does not exceed the total number of authorized shares. As permitted by the MGCL, our Charter provides that the Board, without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue under our Charter. Additionally, our Charter authorizes our Board, without any action by our stockholders, to classify or reclassify any unissued shares to set or change the preferences, conversion or other rights, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption for each class or series. Under our Charter, stockholders are not required to contribute additional capital.

Pursuant to rights granted in the Agreement of Limited Partnership of our Operating Partnership, any Qualifying Party (which is defined to include all limited partners as well as their assignees and certain permitted transferees, but not the general partner) may, subject to our sole and absolute discretion and certain conditions, exchange its limited partnership interests in the Operating Partnership for shares of our common stock or their cash equivalent, at the Company’s election.

We are externally managed by MacKenzie under an amended administration agreement dated and effective as of January 1, 2021. The Investment Adviser, an affiliate of MacKenzie, advises us in our assessment, acquisition, and divestiture of securities under the advisory agreement amended and restated effective January 1, 2021. Another affiliate of MacKenzie, the Real Estate Adviser, advises us in our assessment, acquisition, and divestiture of real estate assets. We pursue a strategy focused on investing primarily in real estate assets, and to a lesser extent (intended to be less than 20% of our portfolio) in illiquid or non-traded debt and equity securities issued by U.S. companies generally owning commercial real estate. These companies are likely to be non-traded REITs, small-capitalization publicly traded REITs, public and private real estate limited partnerships, and limited liability companies.

Common Stock

In General. Our Charter authorizes us to issue up to 100,000,000 shares of capital stock, of which 80,000,000 are classified as common stock, $0.0001 par value per share. All of the outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Market. Our common stock is listed for trading on the Nasdaq Capital Market under the trading symbol “MKZR.”

Dividend and Distribution Rights. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our Charter regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our Board (or a committee of the Board) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Our Board determines the amount of each distribution, if any.

As a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income. We may pay such dividends and distributions as shall be necessary for the Company to qualify as a REIT unless the Board determines, in its sole discretion, that qualification as a REIT is not in the best interests of the Company.

If holders of common stock participate in a distribution reinvestment plan or plans, then, during periods that the plan is operating, distributions will be automatically reinvested in additional common stock under the plan unless the holder exercises their right to withdraw from the plan not less often than annually under our Charter.

Liquidations Rights. Subject to the restrictions on ownership and transfer of stock set forth in our Charter and except as may otherwise be specified in our Charter, all shares of our common stock have equal rights as to liquidation, dissolution or winding up and the holders of common stock are entitled to share ratably in the aggregate assets of the Company available for distribution after we pay all debts and other liabilities. The rights of holders of common stock upon liquidation, dissolution or winding up are subject to the terms of any series of preferred stock.

Conversion, Preemptive, and Redemption Rights; Sinking Fund Provisions. All shares of our common stock do not have any preference, cumulative, preemptive, conversion or exchange rights.

Voting Rights. Subject to the restrictions on ownership and transfer of stock set forth in our Charter and except as may otherwise be specified in our Charter, all holders of our common stock are entitled to one vote per share on all matters upon which stockholders are entitled to vote, including elections of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. Our Charter generally provides for approval of charter amendments and other extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Under the MGCL, amendments to our Charter and other extraordinary transactions must first be declared advisable by our Board. Therefore, except with respect to the election or removal of our directors, prior to a stockholder vote, our Board must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the stockholders.  Our Charter and Bylaws also provide that the Board has the exclusive power and authority to adopt, implement and from time alter, amend or repeal the Bylaws of the Company.

Under our Bylaws, directors are elected by a plurality of the votes cast at a meeting of stockholders, assuming the presence of a quorum. There is no cumulative voting in the election of directors.

Our Charter provides that the number of directors may be increased or decreased by the Board from time to time pursuant to our Bylaws, but shall never be less than the minimum number required by the MGCL nor more than fifteen. Any vacancy may be filled in the manner provided in the Bylaws. Under the Bylaws, any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such a majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board. Any individual so elected as director shall serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualifies.

Restrictions on Transfer; Change of Control. All holders of common stock are subject to the ownership limitations and transfer restrictions set forth in our Charter, designed to protect the Company’s status as a REIT. See “Certain Provisions of MGCL and Our Charter and Bylaws – Restrictions on Ownership and Transfer” below for additional details. The ownership limitations generally prohibit ownership of more than 9.8% of the aggregate of the outstanding shares of common stock by any single stockholder, either beneficially or constructively. The ownership limitations could delay, defer or prevent a change in control of us that might involve a premium price for holders of our common stock, or might otherwise be in the best interest of our stockholders.

Summary of Unregistered Preferred Stock

In General. The following is a summary of the terms of our outstanding Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), and Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”),which have been offered and sold by the Company at $25.00 per preferred share (referred to herein as the “Purchase Price” or “Stated Value”) pursuant to a Regulation A+ Offering Statement under the Securities Act. While neither the Series A Preferred Stock nor the Series B Preferred Stock is registered under the Exchange Act or listed for trading on any public market, the shares of each such series may be converted into shares of our common stock under certain circumstances as described below.

Preferred Dividend. The holders of shares of the Series A Preferred Stock will be entitled to receive preferred cumulative cash dividends on each preferred share at an annual rate of 6% on the Stated Value and holders of shares of the Series B Preferred Stock will be entitled to receive preferred cumulative cash dividends on each preferred share at an annual rate of 12% on the Stated Value, with 3% per annum intended to be paid on a quarterly basis on the applicable dividend payment date and with the additional 9% per annum intended to begin to be paid at the same time and in the same amounts per share with distributions paid per share to the holders of common stock, once holders of common stock have initially received aggregate distributions equal to 10% per annum from and after December 31, 2022 on the $7.38 per share NAV applicable to the common stock as of such date, and the remainder of which will be paid no later than at redemption, liquidation or conversion (for each series, the “Preferred Dividend”). While our Charter sets forth the preferred shares’ preference as to such dividends, there can be no assurance if or when they will be paid. The Board has the ability to suspend the payment of the Preferred Dividend at any time. As of the date hereof, the Preferred Dividend has always been paid on time on all outstanding preferred shares.

Term of Investment. The preferred shares shall continue to accrue a Preferred Dividend until they have been redeemed or repurchased (see below).

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of our preferred stock will be entitled to receive the following payments (in each case, the “Liquidation Preference” applicable to such series):

Series A Preferred Stock Liquidation Preference - Holders of Series A Preferred Stock will be entitled to be paid, as the Liquidation Preference applicable to such shares, an amount equal to the Stated Value of $25 per share, plus an amount equal to any accrued and unpaid dividends thereon.

Series B Preferred Stock Liquidation Preference - Holders of Series B Preferred Stock will be entitled to be paid the Liquidation Preference applicable to the Series B Preferred Stock, which is dependent on the Accrued Preference Value for each share of such stock. The “Accrued Preference Value” for each outstanding share of Series B Preferred Stock is equal to the sum of (i) the Stated Value of $25.00 per share of Series B Preferred Stock plus (ii) an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon to and including the date of payment of such amount, but without interest.

The Liquidation Preference for each outstanding share of Series B Preferred Stock will be calculated as follows: (i) from the Acquisition Date applicable to such share until the third anniversary of such date, the dollar value of the Accrued Preference Value applicable to such share as of the date such Liquidation Preference is calculated and (ii) from and after the third anniversary of the Acquisition Date applicable to such share, an amount equal to the greater of (A) the dollar value of the Accrued Preference Value applicable to such share as of the date the Liquidation Preference is calculated or (B) an amount equal to the dollar value of the amount of common stock the holder of such share of Series B Preferred Stock would be entitled to receive as of the date the Liquidation Preference is calculated, pursuant to the provisions described below in this summary under the heading “Series B Preferred Repurchase/Additional Conversion Rights.”

Optional Early Redemption Right. Subject to the special redemption rights described below, we may, at our option, redeem shares of Series A Preferred Stock or Series B Preferred Stock, in whole or in part from time to time, for cash during the Early Redemption Period (which began on January 1, 2023 for the Series A Preferred Stock and begins on January 1, 2025 for the Series B Preferred Stock) at a price per share equal to the applicable Liquidation Preference as of the date on which the preferred shares are redeemed (the “Early Redemption Date”). The price per preferred share applicable to any such Optional Early Redemption will be equal to (i) the Liquidation Preference for each share of Series A Preferred Stock and (ii) the Accrued Preference Value for each share of Series B Preferred Stock, in each case as of the applicable Early Redemption Date selected by the Company.

The Early Redemption Date will be selected by us and will be not less than 15 or more than 60 days after the date on which we send notice of the early redemption. Such notice will include: (i) the Early Redemption Date; (ii) the redemption price payable on the Early Redemption Date, including, without limitation, a statement as to whether or not accrued and unpaid dividends will be payable as part of the redemption price or payable on the next dividend payment date to the record holder at the close of business on the relevant dividend record date as described above; and (iii) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the preferred shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of preferred shares held by such holder to be redeemed.

Any redemption of some but not all of the shares of either the Series A Preferred Stock or the Series B Preferred Stock will be done on a pro rata basis unless the Board elects to provide the holders of the Series A Preferred Stock or the Series B Preferred Stock (as applicable) a “first come, first served” redemption option.

If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set apart by us for the benefit of the holders of any preferred shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such preferred shares, such preferred shares will be redeemed in accordance with the notice and will no longer be deemed outstanding and all rights of the holders of such preferred shares will terminate, except the right to receive the redemption price payable upon such redemption without interest thereon. No further action on the part of the holders of such preferred shares will be required.

Special Redemption Rights. In connection with a Special Redemption Event, we have the right to redeem the preferred shares at any time on a date selected by us in our sole discretion (the “Special Redemption Date”) at a redemption price that is equal to the Purchase Price plus an amount equal to all accrued and unpaid dividends thereon to, and including, the Special Redemption Date (in the case of the Series A Preferred Stock) or at a redemption price that is equal to Accrued Preference Value as of the redemption date (in the case of the Series B Preferred Stock), even if the Special Redemption Event should occur prior to January 1, 2025 (in the case of the Series B Preferred Stock). In the case of our exercise of this right in connection with a Special Redemption Event, a holder of Series A Preferred Stock would not have the Conversion Rights described above that would be applicable to an Optional Early Redemption of such shares.

A “Special Redemption Event” means the date on which the shares of common stock are traded on a national securities exchange with at least three market makers or a New York Stock Exchange specialist.

Conversion Right. Upon receipt of notice from us that we intend to redeem the preferred shares pursuant to the Optional Early Redemption Right described above, any holder thereof is entitled to elect instead to receive shares of our common stock as follows with respect to either the Series A Preferred Stock or Series B Preferred Stock, and holders of the Series B Preferred Stock also will have the conversion election described below in the event we exercise the Company’s Special Redemption Right:

(i)
Series A Preferred Conversion Right: Each holder of Series A Preferred Stock shall be entitled to elect to receive, in lieu of the aggregate Liquidation Preference for the applicable number of preferred shares, the number of shares of common stock equal to the value of such aggregate Liquidation Preference divided by $10.25 subject to availability of an exemption from registration under the Securities Act of 1933, as amended, or an effective registration statement.

(ii)
Series B Preferred Conversion Right: Each holder of Series B Preferred Stock shall be entitled to elect to receive, in lieu of the aggregate Accrued Preference Value for the applicable number of preferred shares, the number of shares of common stock equal to such aggregate Accrued Liquidation Preference divided by (i) the lower of $10.25 or the Board’s most recent estimated net asset value per share of common stock, if the common stock is not then listed on a national securities exchange or an over-the-counter market as reported by OTC Markets Group, Inc. or another similar organization or (ii) if the common stock is then listed on a national securities exchange or an over-the-counter market as described above, the lower of $10.25 or the volume weighted average of the Last Reported Sale Price per share of common stock as reported on such market for the twenty (20) trading days prior to the Conversion Date (defined as the date of the giving of notice of an exercise of conversion rights and surrender of the underlying shares of Series B Preferred Stock to be converted). For purposes of this calculation, the “Last Reported Sale Price” for the common stock means, at any time that the common stock is listed on a national securities exchange or an over-the-counter market as described above, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the common stock is traded.

Series A Preferred Stock Repurchase Program; Repurchase Rights. Upon the request of a stockholder, we may, at the sole discretion of the Board, repurchase the Series A Preferred Stock held by such stockholder as follows:

(i)
Beginning on the day a stockholder acquires their shares of Series A Preferred Stock (the “Series A Acquisition Date”) and continuing for a one-year period, the purchase price for the repurchased preferred shares will be equal to 88% of the Purchase Price for the preferred shares (or $22 per share);

(ii)
Beginning on the first anniversary of the Series A Acquisition Date and continuing for a one-year period, the purchase price for the repurchased preferred shares will be equal to 91% of the Purchase Price for the preferred shares (or $22.75 per share);

(iii)
Beginning on the second anniversary of the Series A Acquisition Date and continuing for a one-year period, the purchase price for the repurchased preferred shares will be equal to 94% of the Purchase Price for the preferred shares (or $23.50 per share);

(iv)
Beginning on the third anniversary of the Series A Acquisition Date and continuing for a one-year period, the purchase price for the repurchased preferred shares will be equal to 97% of the Purchase Price for the preferred shares (or $24.25 per share); and

(v)
Beginning on the fourth anniversary of the Series A Acquisition Date and thereafter, the purchase price for the repurchased preferred shares will be equal to 100% of the Purchase Price for the preferred shares (or $25.00 per share).

Notwithstanding the above and subject to the sole discretion of the Board, in the case of the death or complete disability of a stockholder (but not for general redemption requests), for the period beginning on the second anniversary of the Series A Acquisition Date and thereafter, the purchase price for the repurchased preferred shares will be equal to 100% of the Purchase Price for the preferred shares (or $25.00 per Preferred Share).

Further, a stockholder may request that any repurchase be funded with shares of common stock pursuant to the terms of the Conversion Right. That is, if pursuant to the above, the stockholder requests redemption, such redemption may be paid, at the shareholder’s request, in shares of common stock at an issuance price of $10.25 per share, subject to availability of an exemption from registration or an effective registration statement.

If the stockholder requests repurchase at a time when our common stock is listed on a national securities exchange or an over-the-counter market, then we may elect to pay such repurchase amount in shares of Common Stock based on the volume weighted average price per share of common stock for the twenty (20) trading days prior to date of the repurchase.

Series B Preferred Stock Repurchase Program; Additional Repurchase and Conversion Rights. Shares of Series B Preferred Stock will not be considered for repurchase by the Company prior to the third anniversary of the day a stockholder acquired their shares of Series B Preferred Stock (the “Series B Acquisition Date”). Thereafter, upon the request of a stockholder, we may, at the sole discretion of the Board, repurchase the Series B Preferred Stock held by such stockholder for cash as follows:

(i)
Beginning on the third anniversary of the Series B Acquisition Date and continuing for a one-year period, the purchase price for the repurchased Series B Preferred Stock will be equal to 97% of the Accrued Preference Value for such share of Series B Preferred Stock; and

(ii)
Beginning on the fourth anniversary of the Series B Acquisition Date and thereafter, the purchase price for the repurchased Series B Preferred Stock will be equal to 100% of the Accrued Preference Value for such share of Series B Preferred Stock.

At the option of the holder of any shares of Series B Preferred Stock as to which the Board approves such a repurchase request (or at the option of the Board if the common stock is then listed on a national securities exchange or an over-the-counter market as reported by OTC Markets Group, Inc.), the applicable repurchase consideration may be paid – subject to the availability of an exemption from registration or an effective registration statement – by issuing a number of shares of common stock determined by dividing such amount (A) by the lower of a price of $10.25 per share of common stock or at the Board’s most recent estimated net asset value per share of common stock, if the common stock is not then listed as described above or (B) by the lower of $10.25 per share or a 20-day volume weighted average trading price, if the common stock is then so listed.

Additionally – and again subject to the availability of an exemption from registration or an effective registration statement – a holder of shares of Series B Preferred Stock will have the right from and after the third anniversary of the applicable Series B Acquisition Date, in the event the Board declines such a requested cash redemption, to require the Company to exchange such shares of Series B Preferred Stock for shares of common stock in accordance with the timing and valuation criteria described above.

We anticipate processing requests for repurchase by us of shares of either Series A Preferred Stock or Series B Preferred Stock under the Share Repurchase Program on a quarterly basis.

Voting Rights. The affirmative vote of holders entitled to cast a majority of the votes entitled to be cast by holders of outstanding shares of Series A Preferred Stock or Series B Preferred Stock, voting separately as a class, shall be necessary to: (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares expressly designated ranking senior to the Series A Preferred Stock and Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of our affairs, or reclassify any authorized shares of Series A Preferred Stock or Series B Preferred Stock into any such shares, or create, authorize or issue any obligations or security exchangeable or convertible into or evidencing the right to purchase any such shares or (ii) approve any amendment, alteration or repeal of any of the provisions of the Charter (including Articles Supplementary establishing the terms of such series), whether by merger, consolidation or otherwise, that would materially adversely affect any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be; provided, however, that the amendment, alteration or repeal of any provision of the Charter (including Articles Supplementary establishing the terms of such series) in connection with any merger, consolidation or other event shall not be deemed to materially and adversely affect the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock or Series B Preferred Stock, and the holders shall have no right to vote thereon, if, following such merger, consolidation or other event, the Series A Preferred Stock or Series B Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders receive equity securities of the successor or survivor of such merger, consolidation or other event with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially identical to those of the Series A Preferred Stock or Series B Preferred Stock, taking into account that, upon the occurrence of such merger, consolidation or other event, we may not be the surviving entity and the surviving entity may not be a corporation.

Assignment by us. We will have the right to assign the obligations of the preferred shares to a separate corporation provided that such corporation becomes the successor in interest to us.

Non-Certificated Securities

We will not issue shares of common stock in certificated form unless required by Nasdaq. Our Board may authorize the issuance of shares of preferred stock without certificates. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to 89 Davis Road, Suite 100, Orinda, CA 94563.

We or our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares of each class that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us or our transfer agent, which form we or our transfer agent will provide to any registered holder upon request.

Right to Dividends

Holders of our common and preferred shares are entitled to receive distributions authorized by our Board and declared by us out of legally available funds.

Some or all of our distributions may be paid from sources other than cash flow from operations, such as from the proceeds of an offering of additional securities, cash advances to us by our Adviser, the sale of our assets, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom.

Our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds.

We may fund such advanced distributions from third party borrowings, offering proceeds, sale proceeds, advances from our Adviser or sponsors or from our Adviser’s deferral of its base management fee. To the extent that we make payments or reimburse certain expenses to our Adviser pursuant to our Advisory Agreement, our cash flow and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, will be negatively impacted.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.

Distributions are authorized at the discretion of our Board, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The Board’s discretion will be directed, in substantial part, by its intention to cause us to continue to qualify as a REIT.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period.

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our Charter or distributions in which (i) our Board advises each stockholder of the risks associated with direct ownership of the property, (ii) our Board offers each stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.

Under Maryland law, we may issue our securities as stock dividends in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Preferred Stock
Our Charter authorizes our Board to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our Board has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. Under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Transfer Agent and Registrar; Warrant Agent
The transfer agent and registrar for our common stock and warrant agent for any warrants is Computershare, Inc.  The transfer agent for our Series A Preferred Stock is MacKenzie.  The transfer agent for our Series B Preferred Stock is Securities Transfer Corp.
 Warrants
 We may issue additional warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:
•	the title of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;
•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time;
•	information with respect to book-entry procedures, if any; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.
Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other material terms of the units and their constituent securities.
Rights
We may issue rights to purchase preferred stock or common stock. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•	the price, if any, per right;
•	the exercise price payable for preferred stock or common stock upon the exercise of the rights;
•	the number of rights issued or to be issued to each shareholder;
•	the number and terms of preferred stock or common stock which may be purchased per right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of the MGCL and of our Charter and Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”  The MGCL and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Election of Directors
Our Bylaws provide that a plurality of the votes cast in the election of directors at a meeting of stockholders duly called and at which a quorum is present is sufficient to elect a director.
Number of Directors; Vacancies; Removal
Our Charter provides that the number of directors may be increased or decreased from time to time pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL nor more than fifteen. Our Charter provides that any vacancy may be filled in the manner provided in the Bylaws. Under the Bylaws, any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board.
Our Charter provides that a director may be removed, but only for cause, and then only by the affirmative vote of not less than a majority of the votes entitled to be cast in the election of directors.

Action by Stockholders
Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the Charter provides for stockholder action by less than unanimous written consent) by unanimous written consent in lieu of a meeting. Our Charter authorizes and our Bylaws provide that stockholder action may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by our Board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all stockholders entitled to vote on the matter are present and all eligible shares are voted is delivered to us in accordance with the MGCL.  These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder‑requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the Board or (iii) by a stockholder who was a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting at which directors are to be elected may be made only (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving notice by the stockholder and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our Bylaws provide that special meetings of stockholders may be called by the chair of our Board, our President, our Chief Executive Officer or our Board. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two‑thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our Charter and Bylaws provide that the Board has the exclusive power to amend or repeal the Bylaws and to make new Bylaws.

No Appraisal Rights
Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our Board determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights.
Control Share Acquisitions
The MGCL provides that holders of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two‑thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•	one tenth or more but less than one third;
•	one third or more but less than a majority; or
•	a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our Bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests.
Business Combinations
Under the Maryland Business Combination Act (“MBCA”), “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•
any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•
an affiliate or associate of the corporation who, at any time within the two year period prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. After the five‑year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•
two thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super‑majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MBCA, provided that the business combination is first approved by the Board, including a majority of the independent directors. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the MBCA only if the Board determines that it would be in our best interests. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•	a classified board of directors;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Through provisions in our Charter and Bylaws unrelated to Subtitle 8, we vest in our Board the exclusive power to fix the number of directorships, provided that the number is not less than the minimum number required by the MGCL nor more than fifteen. As described above, our Bylaws also include the requirement that any stockholder request for a special meeting to act on any matter must be made by the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter.  We have not elected to be subject to any of the provisions of Subtitle 8.

Access to Records
Under the MGCL, our stockholders are entitled to inspect and copy only our Bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request.
Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year). In addition, certain percentages of our gross income must be from particular activities.

In order to assist our Board in preserving our status as a REIT by complying with the ownership concentration limits described above, among other purposes, our Charter generally prohibits any person (subject to certain exceptions described below) from beneficially or constructively owning more than:

•	9.8% of our common stock by value or by number of shares, whichever is more restrictive (the “Common Stock Ownership Limit”); or

•
9.8% in value of the aggregate of our outstanding shares of capital stock (defined to include all classes or series of stock, including both common and preferred) (the "Aggregate Stock Ownership Limit").

Our Charter also prohibits any person from:

•	beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT; and

•	making any transfer of shares of our capital stock that, if effective, would result in our being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us (or, in the case of a proposed or attempted transaction, to provide us with at least 15 days prior written notice) and, in either case, to provide us with such other information as we may request in order to determine the effect of such transfers or ownership on our status as a REIT.
Our Board may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would  not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, our Board may, but is not required to, require an opinion of counsel or ruling of the Internal Revenue Service (the “IRS”) satisfactory to our Board as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limits or creating or modifying an excepted holder limit, or at any other time, our Board may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not be effective to any person whose percentage of ownership of our stock is in excess of the decreased ownership limit until the person’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

In the event of any attempted transfer of our shares of capital stock which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the transfer or ownership limitations described above (including any applicable excepted holder limit) or result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT under the Code, then that number of shares of capital stock, the beneficial or constructive ownership of which otherwise would cause such person (referred to in our Charter as a “Prohibited Owner”) to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the Prohibited Owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer, subject to the following:

•
if a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restrictions described above, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares; and

•
any transfer that results in the violation of the restriction relating to our shares of capital stock being beneficially owned by fewer than 100 persons will be void ab initio, and the intended transferee shall acquire no rights in such shares.

Shares held in the charitable trust will continue to constitute issued and outstanding shares of our capital stock. The Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of capital stock held in the charitable trust. The trustee of the charitable trust will be appointed by us and must be unaffiliated with us or any Prohibited Owner and will have all voting rights and rights to dividends or other distributions with respect to shares of capital stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of capital stock have been transferred to the trustee are required by our Charter to be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee is required to be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority, subject to us not having already taken irreversible corporate action on the basis of any such vote, to:

•	rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the trust; and

•	recast such vote; provided, however, that if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of capital stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our Charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary. The Prohibited Owner will receive the lesser of:

•
the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. Any net sale proceeds in excess of the amount payable to the Prohibited Owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a Prohibited Owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•
to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that the Prohibited Owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions paid to the Prohibited Owner and owed by the Prohibited Owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept such deemed offer until the trustee has sold the shares of capital stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificated shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating such person’s name and address, the number of shares of each class and series of our capital stock beneficially owned by such owner and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each stockholder will upon demand be required to provide us with such information as we may request, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock, or might otherwise be in the best interest of our stockholders. The foregoing restrictions on transferability and ownership will not apply if our Board determines that it is no longer on our best interest to attempt to qualify, or continue to qualify, as a REIT, or that compliance with such restrictions is no longer necessary in order for us to qualify as a REIT.

Liability of our Directors and Officers is Limited
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our Charter obligates us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of ours and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.  The Charter also permits us, with the approval of the Board, to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor.

Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either, case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance or reimburse reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (y) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (z) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Liability of our Adviser is Limited
Upon approval of our Board, we are authorized to indemnify and advance expenses to our Adviser. This obligation arises under our Advisory Agreement.
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
The following is a summary of the current material U.S. federal income tax considerations relating to our company, our election to be taxed as a REIT and the purchase, ownership or disposition of our securities offered pursuant to this Prospectus. Supplemental U.S. federal income tax considerations relevant to the ownership of certain securities offered by this Prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only MacKenzie Realty Capital, Inc., and not its subsidiaries, except as otherwise indicated. This summary is for general information only and is not intended as individual tax advice. The information in this summary is based on:
•	the Code;
•	current, temporary and proposed Treasury regulations promulgated under the Code;
•	the legislative history of the Code;
•	current administrative interpretations and practices of the IRS; and
•	court decisions;
in each case, as of the date of this Prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and holders of its securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this Prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.  This summary does not discuss any state, local or non-U.S. tax consequences associated with the purchase, ownership, or disposition of our securities or our election to be taxed as a REIT. You are urged to consult your tax advisors regarding the tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our securities, including the United States federal, state, local, foreign and other tax consequences;
•	our election to be taxed as a REIT for United States federal income tax purposes; and
•	potential changes in the applicable tax laws.
Tax matters are very complicated and the tax consequences to a U.S. person or a Non-U.S. person of an investment in our securities will depend on the facts of his, her, or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any possible changes in the tax laws.
Federal Income Taxation of MRC
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations, which set forth the requirements for qualifying as a REIT, commencing with our taxable year beginning January 1, 2014.  We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner.  No assurance, however, can be given that we in fact have qualified or will remain qualified as a REIT. See “—Failure to Qualify”.
Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Husch Blackwell LLP.  Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements.  Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.  The information in this section, is based on the Code, current, temporary and proposed Treasury Regulations, the Code legislative history, current IRS administrative interpretations and practices, and court decisions.  The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this Prospectus.  No assurance can be given that future legislation, regulations, administrative interpretations and court decisions will not significantly change current law, or adversely affect existing interpretations of existing law, on which the opinion and the information in this section are based.  Any change of this kind could apply retroactively to transactions preceding the date of the change. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion, will not be challenged by the IRS or will be sustained by a court if so challenged.

The remainder of this section discusses U.S. federal income tax consequences to us and to our stockholders as a result of our election to be taxed as a REIT.  For as long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we currently distribute to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and security holder levels) that generally results from investment in a “C” corporation.  A “C” corporation is a corporation that generally is required to pay tax at the corporate level, and C corporations are currently taxed at a flat 21.0% rate for federal income tax purposes.  Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed.  Notwithstanding a REIT election, however, we will be subject to federal income tax in the following circumstances:
•
First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains, provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the stockholder level.

•
Second, if we have (i) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•
Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100.0% tax on prohibited transactions.

•
Fourth, if we should fail to satisfy the 75.0% gross income test or the 95.0% gross income test (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax in an amount equal to the greater of either (i) the amount by which 75.0% of our gross income exceeds the amount qualifying under the 75.0% test for the taxable year or (ii) the amount by which 95.0% of our gross income exceeds the amount of our income qualifying under the 95.0% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

•
Fifth, if we should fail to satisfy any of the asset tests (as discussed below) for a particular quarter and do not qualify for certain de minimis exceptions but have nonetheless maintained our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of (i) $50,000 or (ii) the amount determined by multiplying the highest corporate tax rate by the net income generated by the nonqualifying assets that caused us to fail such test.

•
Sixth, if we fail to satisfy REIT requirements (other than the income or asset tests) and the violation is due to reasonable cause and not due to willful neglect, we will maintain our REIT status but we must pay a penalty of $50,000 for each such failure.

•
Seventh, if we should fail to distribute during each calendar year at least the sum of (i) 85.0% of our REIT ordinary income for such year; (ii) 95.0% of our REIT capital gain net income for such year (for this purpose such term includes capital gains which we elect to retain but which we report as distributed to our stockholders; see “Annual Distribution Requirements” below); and (iii) any undistributed taxable income from prior years, we would be subject to a 4.0% excise tax on the excess of such required distribution over the amounts actually distributed.

•
Eighth, we would be subject to a 100.0% penalty tax with respect to amounts received (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and a taxable REIT subsidiary were not comparable to similar arrangements among unrelated parties.

•
Ninth, if we sell property subject to the built-in gains tax, we will be subject to a corporate level tax on such built-in gains if such assets are sold during the five-year period following the acquisition of such property.  Built-in gain assets are assets whose fair market value exceeds the REIT’s adjusted tax basis at the time the asset was acquired from a C corporation and our initial tax basis in the asset is less than the fair market value of that asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	Tenth, our subsidiaries that are C corporations, including our “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their earnings.
•
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

Requirements for Qualification as a REIT
The Code defines a REIT as a corporation, trust or association:
(i)	that is managed by one or more trustees or directors;
(ii)	that issues transferable shares or transferable certificates of beneficial interest to evidence its beneficial ownership;
(iii)	that would be taxable as a domestic corporation but for Code Sections 856 through 860;
(iv)	that is not a financial institution or an insurance company within the meaning of the Code;
(v)	that is beneficially owned by 100 or more persons;
(vi)
not more than 50.0% in value of the outstanding capital stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after applying certain attribution rules;

(vii)	that makes an election to be treated as a REIT for the current taxable year or has made an election for a previous taxable year which has not been terminated or revoked; and
(viii)	which meets certain other tests, described below, regarding the nature of its income and assets.
The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (vi) must be met during the last half of each taxable year.  For purposes of determining stock ownership under condition (vi), a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual.  However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (vi).  MRC should satisfy conditions (v) and (vi) based upon existing ownership. If we fail to satisfy these stock ownership requirements, we will fail to qualify as a REIT.  We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (i) through (viii), inclusive, during the relevant time periods. In addition, our Charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (v) and (vi) above.  These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (v) and (vi) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate.  If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (vi) above, we will be treated as having met this requirement.  See “—Failure to Qualify”.  In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year and we comply with the recordkeeping requirements of the Code and the Treasury Regulations promulgated thereunder.  We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10.0% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Through Partnerships and Limited Liability Companies.”
We have sufficient control of our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity.  In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary generally will be disregarded for federal income tax purposes.  Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT.  All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for all purposes under the Code, including all REIT qualification tests.  A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.
The Bipartisan Budget Act of 2015 adopted a centralized partnership audit regime generally applicable to U.S. federal income tax audits of partnerships (potentially including partnerships in which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under the new rules, which are generally effective for taxable years beginning after December 31, 2017, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is generally determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level in the year the audit is finalized, although in certain cases, the partnership can require the partners, instead of the partnership, to pay any resulting tax. Therefore, partnerships in which we directly or indirectly invest could be required to pay additional taxes, interest, and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The potential application of the centralized partnership audit regime to a partnership or limited liability company in which we invest is governed by the Code and applicable Treasury Regulations, as well as the provisions of each partnership or limited liability company agreement and elections made by the partnership representative on behalf of the partnership.
Ownerships of Interests in Taxable REIT Subsidiaries
A “taxable REIT subsidiary” is an entity taxable as a corporation in which we own stock and that elects with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing more than 35.0% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.
Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. Subject to the tests described below, a taxable REIT subsidiary may own assets that are not considered real estate assets. Therefore, we may utilize taxable REIT subsidiaries to hold certain non-REIT qualifying investments. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to us. In addition, we will be obligated to pay a 100.0% penalty tax with respect to some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Income Tests
In order for us to maintain qualification as a REIT, certain separate percentage tests relating to the source of our gross income must be satisfied annually. First, at least 75.0% of our gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property,” gain, and, in certain circumstances, interest) or from certain types of temporary investments.  Second, at least 95.0% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.
Rents received by us will qualify as “rents from real property” in satisfying the above gross income tests only if several conditions are met.  First, the amount of rent generally must not be based in whole or in part on the income or profits of any person.  However, amounts received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Second, rents received from a tenant will not qualify as “rents from real property” if we, or a direct or indirect owner of 10.0% or more of our stock, actually or constructively owns 10.0% or more of such tenant.  We may, however, lease our properties to a taxable REIT subsidiary and rents received from that subsidiary generally will not be disqualified from being “rents from real property” by reason of our ownership interest in the subsidiary if at least 90.0% of the property in question is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space, as determined pursuant to the rules in Code section 856(d)(8).
Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15.0% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”  This 15.0% test is based on relative fair market value of the real and personal property.  If the rent attributable to personal property does not exceed 15.0% of the total rent received under the lease, then the portion of the rent attributable to such personal property will qualify as “rents from real property” and the personal property will be treated as a real estate asset for purposes of the 75.0% assets test (as discussed below).  In addition, in the case of any obligation secured by a mortgage on both real and personal property, if the fair market value of such personal property does not exceed 15.0% of the total fair market value of all such property, interest on such obligation is qualifying interest for purposes of the 75.0% gross income test and the obligation will be treated as a real estate asset for purposes of the 75.0% assets test.
Generally, for rents to qualify as “rents from real property” for the purposes of the gross income tests, we are only allowed to provide services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Income received from any other service will be treated as “impermissible tenant service income” unless the service is provided through an independent contractor that bears the expenses of providing the services and from whom we derive no revenue or through a taxable REIT subsidiary, subject to specified limitations.  The amount of impermissible tenant service income we receive is deemed to be the greater of the amount actually received by us or 150.0% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1.0% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1.0% of our total income from that property, the income will not cause the rent paid by tenants of that property to fail to qualify as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend. Such dividend income will qualify under the 95.0%, but not the 75.0%, gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75.0% or 95.0% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. The relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, and, following the REIT’s identification of the failure to meet either of the gross income tests, a description of each item of the REIT’s gross income shall be included in a schedule for the relevant taxable year that is filed in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.
Hedging Transactions
From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75.0% and 95.0% gross income tests. A “hedging transaction” means (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75.0% or 95.0% gross income test (or any property which generates such income or gain) or (3) any hedging transaction entered into in connection with the extinguishment of specified indebtedness or disposal of property with respect to a position entered into under (1) or (2) above, if the position would be ordinary property. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that qualifies for purposes of either or both of the gross income tests.
Prohibited Transaction Income
Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized either directly or through any subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100.0% penalty tax, unless certain safe harbor exceptions apply.  This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  We do not intend, and do not intend to permit any of our subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions.  However, the IRS may successfully contend that some or all of the sales made by our subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100.0% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax
Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100.0% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
Currently, our taxable REIT subsidiaries do not provide any services to our tenants or conduct other material activities. However, a taxable REIT subsidiary of ours may in the future provide services to certain of our tenants and pay rent to us. We intend to set any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100.0% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid, or on the excess rents paid to us.
Asset Tests
At the close of each quarter of our taxable year, we must satisfy six tests relating to the nature of our assets.
1.
At least 75.0% of the value of our total assets must be represented by “real estate assets,” cash, cash items and government securities. Our real estate assets include, for this purpose, our allocable share of real estate assets held by the partnerships in which we own an interest, and the non‑corporate subsidiaries of these partnerships, as well as stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long term debt. Real estate assets are defined to include debt instruments issued by publicly offered REITs that are not secured by a real estate asset (a “nonqualified publicly offered REIT debt instrument”). Although treated as a real estate asset, the gain on the sale of a nonqualified publicly offered REIT debt instrument does not qualify for purposes of the 75.0% gross income test and not more than 25.0% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

2.	Not more than 25.0% of the value of our total assets may be represented by securities, other than those in the 75.0% asset class.
3.
Except for certain investments in REITs, qualified REIT subsidiaries, and taxable REIT subsidiaries, the value of any one issuer’s securities owned by us may not exceed 5.0% of the value of our total assets.

4.	Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10.0% of the total voting power of any one issuer’s outstanding securities.
5.
Except for certain investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10.0% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the debt safe harbors discussed below.  As described further below, solely for purposes the 10.0% value test, the determination of our interest in the assets of an entity treated as a partnership for federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

6.	Not more than 20.0% of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

For purposes of these asset tests, any shares of qualified REIT subsidiaries are not taken into account, and any assets owned by the qualified REIT subsidiary are treated as owned directly by the REIT.
Securities, for purposes of the assets tests, may include debt we hold.  However, the following types of arrangements generally will not be considered securities held by us for purposes of the 10.0% value test: (1) Straight debt securities of an issuer which meet the requirements of Code Section 856(m)(2), discussed below; (2) Any loan to an individual or an estate; (3) Any Code Section 467 rental agreement, other than with certain related persons; (4) Any obligation to pay rents from real property as defined in Code Section 856(d)(1); (5) Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under such security does not depend in whole or in part on the profits of any entity not described in the category or payments on any obligation issued by such an entity; (6) Any security issued by a REIT; or (7) Any other arrangement as determined by the IRS.  Under Code Section 856(m)(2), debt generally will constitute “straight debt” if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money (1) which is not convertible, directly or indirectly, into stock and (2) the interest rate (and the interest payment dates) of which is not contingent on the profits, the borrower’s discretion or similar factors. However, a security may satisfy the definition of “straight debt” even though the time of payment of interest or principal thereunder is subject to a contingency, if: (i) such contingency does not have the effect of changing the effective yield to maturity more than the greater of 0.25% or 5.0% of the annual yield to maturity, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1 million and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. Second, a security can satisfy the definition of “straight debt” even though the time or amount of any payment thereunder is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.
Certain “look-through” rules apply in determining a REIT partner’s share of partnership securities for purposes of the 10.0% value test.  Under such rules, a REIT’s interest as a partner in a partnership is not considered a security, and the REIT is deemed to own its proportionate share of each of the assets of the partnership. The REIT’s interest in the partnership assets is the REIT’s proportionate interest in any securities issued by the partnership, other than securities qualifying for the above safe harbors.  Therefore, a REIT that is a partner in a partnership must look through both its equity interest and interest in non-safe harbor debt securities issued by the partnership.  Any non-safe harbor debt instrument issued by a partnership will not be considered a security to the extent of the REIT’s interest as a partner in the partnership.  Also, any non-safe harbor debt instrument issued by a partnership will not be considered a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from the sources described in Code Section 856(c)(3), which sets forth the general REIT income test.
Certain corporate or partnership securities that otherwise would qualify under the straight debt safe harbor will not so qualify if the REIT holding such securities, and any of its controlled taxable REIT subsidiaries, holds other securities of the issuer which are not securities qualifying for any safe harbors if such non-qualifying securities have an aggregate value greater than 1.0% of the issuer’s outstanding securities.
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or limited liability company) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership or limited liability company).   Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period.  Under these provisions, we will be deemed to have met the 5.0% and 10.0% asset tests, and will not lose our REIT status, if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1.0% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. In addition, if a REIT fails to meet any of the asset test requirements for a particular quarter after the 30-day cure period, and the failure exceeds the above-described de minimis standard, then the REIT still will be considered to have satisfied these tests if the REIT satisfies several requirements. First, the REIT’s failure to satisfy the particular asset test must be due to reasonable cause and not due to willful neglect. Second, the REIT must file a schedule of the assets resulting in such failure with the IRS in accordance with the Treasury Regulations and must dispose of the assets within six months after the last day of the quarter in which the REIT identified the failure (or such other time period prescribed by the IRS) or otherwise meet the requirements of those rules by the end of such time period. Finally, the REIT must pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate by the net income generated by the assets described in the schedule for the period beginning on the first date that the failure occurs and ending on the date when the REIT disposes of such assets or the end of the first quarter when the REIT no longer fails to satisfy the particular asset test.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements
To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
•	90.0% of our REIT taxable income; and
•	90.0% of the net income (after tax), if any, from foreclosure property, minus
•	the sum of certain items of noncash income.
For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain.  In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which was or had been a C corporation in a transaction in which our tax basis in the asset was less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset.  See “—Tax Liabilities and Attributes Inherited from Other Entities.”  Noncash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable. Certain limitations exist with respect to the recognition of net operating losses, which limitations could affect the timing and amount of recognition of net operating losses generated by us (or our taxable REIT subsidiaries). In addition, certain limitations potentially apply to our deductibility of interest expenses, which generally limit the deduction for net business interest to 30.0% of the borrower’s adjusted taxable income (excluding non-business income and net business interest income, among other items). If we (or our taxable REIT subsidiaries) qualify as a real estate trade or business under the Code and applicable Treasury Regulations, we can potentially elect not to be subject to the net business interest limitation in exchange for depreciation of certain property using longer depreciation schedules that would otherwise be available.

We generally must pay, or be treated as paying, the distribution in the taxable year to which they relate.  At our election, a distribution will be treated as paid in a taxable year if the dividends are declared before we timely file our tax return for the year and paid within 12 months of the end of the tax year but before the first regular dividend payment made after such declaration.  These distributions are treated as received by our stockholders in the year in which received.  This is so even though these distributions relate to the prior year for purposes of the 90.0% distribution requirement. The aggregate amount of dividends designated by the REIT as a capital gain dividend or qualified dividend income cannot exceed the dividends paid or deemed paid by the REIT under Section 858 of the Code with respect to such year.
If we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared.  These distributions will be treated as received by our stockholders on December 31 of the declaration year.
To the extent that we do not distribute all of our net capital gain or distribute at least 90.0%, but less than 100.0%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the nondistributed amount at regular capital gains and ordinary corporate tax rates.  Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85.0% of our REIT ordinary income for such year; (ii) 95.0% of our REIT capital gain income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of such required distribution over the amounts actually distributed.
We may elect to retain and pay tax on net long-term capital gains and require our stockholders to include their proportionate share of such undistributed net capital gains in their income.  If we make such election, stockholders would receive a tax credit attributable to their share of the capital gains tax paid by us, and would receive an increase in the basis of their shares in us in an amount equal to the security holder’s share of the undistributed net long-term capital gain reduced by the amount of the credit.  Further, any undistributed net long-term capital gains that are included in the income of our stockholders pursuant to this rule will be treated as distributed for purposes of the 4.0% excise tax.
We intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible, however, that we, from time to time, may not have sufficient cash or liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the distribution requirements, we may arrange for short-term, or possibly long-term, borrowing to permit the payment of required dividends.  If the amount of nondeductible expenses exceeds noncash deductions, we may refinance our indebtedness to reduce principal payments and may borrow funds for capital expenditures.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year.  Thus, we may avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.  While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Failure to Qualify
If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we will be subject to tax (including any applicable alternative minimum tax for years beginning prior to January 1, 2018) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, nor will such distributions be required to be made. In such event, the distributions would be subject to tax to the stockholders as described under “Federal Income Tax Considerations for Holders of Our Capital Stock.”  Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.  It is not possible to state whether in all circumstances we would be entitled to such statutory relief.
Further, if we fail to satisfy one or more REIT qualification requirements, other than the income or asset tests (for which limited relief provisions are described above under “—Income Tests” and “—Asset Tests”), we could avoid losing our qualification as a REIT provided such violations are due to reasonable cause and not due to willful neglect, and provided further that we pay a penalty of $50,000 for each such failure.
Tax Aspects of Our Operating Through Partnerships and the Limited Liability Companies
General. Some of our investments are held indirectly through partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax.  Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.  We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements.  Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships and limited liability companies, based on our interests in each such entity.
Entity Classification. Our interests in the partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as disregarded entities or partnerships.  For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met.  A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations.  Interests in a partnership are not treated as readily tradable on a secondary market, or the substantial equivalent thereof, if all interests in the partnership were issued in one or more transactions that were not required to be registered under the Securities Act, and the partnership does not have more than 100 partners at any time during the taxable year of the partnership, taking into account certain ownership attribution and anti-avoidance rules (the “100 Partner Safe Harbor”).  If any of our partnerships and limited liability companies do not qualify for the 100 Partner Safe Harbor, the interests in such partnerships and limited liability companies would nonetheless be viewed as not readily tradable on a secondary market or the substantial equivalent thereof if the sum of the percentage interests in capital or profits transferred during any taxable year does not exceed 2.0% of the total interests in any such partnership’s or limited liability company’s capital or profits, subject to certain exceptions.  We believe our partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes, and we do not anticipate that any of them will be treated as a publicly traded partnership that is taxable as a corporation.  If any of our partnerships or limited liability companies were to be treated as a publicly traded partnership, it would be taxable as a corporation unless it qualified for the statutory “90.0% qualifying income exception.”  Under that exception, a publicly traded partnership is not subject to corporate-level tax if 90.0% or more of its gross income consists of dividends, interest, “rents from real property” (as that term is defined for purposes of the rules applicable to REITs, with certain modifications), gain from the sale or other disposition of real property, and certain other types of qualifying income.  However, if any such entity did not qualify for this exception or was otherwise taxable as a corporation, it would be required to pay an entity-level tax on its income.  In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests.  This, in turn, could prevent us from qualifying as a REIT.  See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests.  In addition, a change in the tax status of any of our partnerships or limited liability companies might be treated as a taxable event.  If so, we might incur a tax liability without any related cash payment.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement will generally determine the allocation of income and loss among partners.  These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder.  Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners.  If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership.  This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.
Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time.  These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.  Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences.  Depending on the method we choose in connection with any particular contribution of a property by us to a partnership or limited liability company, the carryover basis of each of the contributed interests in the properties in the hands of such partnership or limited liability company (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our partnerships.  An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”
Any property acquired by a partnership or limited liability company in which we hold an interest in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Tax Liabilities and Attributes Inherited from Other Entities
From time to time, we may acquire “C” corporations in transactions in which the basis of the corporations’ assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions.  In the case of assets we acquire from a “C” corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction.  The foregoing result with respect to the recognition of gain assumes that the “C” corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the “C” corporation.  Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.
Our tax basis in the assets we acquire in a carry-over basis transaction may be lower than the assets’ fair market values at the time of such acquisition.  This lower tax basis could cause us to have lower depreciation deductions and more gain on a subsequent sale of the assets, and to have a correspondingly larger required distribution of income or gain to our stockholders, than would be the case if we had directly purchased the assets in a taxable transaction.  In addition, in such a carry-over basis transaction, we will succeed to any tax liabilities and earnings and profits of the acquired “C” corporation.
To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which such transaction occurs. Any adjustments to the acquired corporation’s income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation’s tax returns by the IRS, could affect the calculation of the corporation’s earnings and profits.  If the IRS were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the carry-over basis transaction occurred, we could avoid disqualification as a REIT by using “deficiency dividend” procedures.  Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders as a dividend within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.
Federal Income Tax Considerations for Holders of Capital Stock
The following is a summary of the material federal income tax consequences to you of purchasing, owning and disposing of our capital stock.  This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to security holders in light of their particular circumstances or who are subject to special rules, such as: banks, thrift institutions and certain other financial institutions; “S” corporations; real estate investment trusts; regulated investment companies; insurance companies; brokers and dealers in securities or currencies; certain securities traders; tax-exempt investors (except to the limited extent discussed in “—Taxation of Tax-Exempt Stockholders” below); partnerships, pass through-entities and persons holding our capital stock through a partnership or other pass-through entity; holders subject to the alternative minimum tax; holders who receive capital stock through the exercise of employee stock options or otherwise as compensation; individual retirement accounts; certain tax-deferred accounts; persons holding our capital stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; U.S. expatriates; U.S. persons (as defined below) whose functional currency is not the U.S. dollar; and foreign investors (except to the limited extent discussed in “—Taxation of Non-U.S. Stockholders” below).  Tax matters are very complicated, and the tax consequences of an investment in and holding of our securities will depend on the particular facts of each investor’s situation. Investors are advised to consult their own tax advisors with respect to the application to their own circumstances of the general federal income taxation rules described below and with respect to other federal, state, local or foreign tax consequences to them before making an investment in our securities.  Unless otherwise noted, this discussion assumes that investors are U.S. persons and hold our securities as capital assets.

A “U.S. person” generally is a beneficial owner of our securities that is, for U.S. federal income tax purposes, any one of the following:
•	a citizen or resident of the United States;
•	a corporation, partnership or other entity created in or organized under the laws of the United States or any political subdivision thereof;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (i) is subject to the supervision of a court within the United States and the control of a United States person or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non‑U.S. holder” is a beneficial owner of our securities that is not a U.S. person.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective security holder that is a partnership holding our securities or a partner of such a partnership should consult his, her or its own tax adviser with respect to the purchase, ownership and disposition of our securities.
Taxation of Taxable U.S. Common or Preferred Stockholders. As long as we qualify as a REIT, distributions made to our taxable U.S. common or preferred stockholders, as applicable, out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts.
If we receive qualified dividend income and designate such portion of our distributions as qualified dividend income in a written notice mailed not later than 60 days after the close of its taxable year, an individual U.S. stockholder may qualify (provided holding period and certain other requirements are met) to treat such portion of the distribution as qualified dividend income, eligible to be taxed at the reduced maximum rate of generally 20.0%.  Qualified dividend income is, in general, dividend income from taxable domestic corporations and qualified foreign corporations.  A qualified foreign corporation generally excludes any foreign corporation which for the taxable year of the corporation in which the dividend was paid, or the preceding taxable year, is a passive foreign investment company.  The total amount that can be designated by us as qualified dividend income generally cannot exceed the sum of (1) our qualified dividend income for the tax year, (2) the amount of our REIT taxable income and income taxed under the Code Section 337(d) Treasury Regulations, minus the tax on these items, for the prior year and (3) the amount of any earnings and profits that were distributed by us for the tax year and accumulated in a tax year during which we were not subject to the REIT rules.  However, pursuant to Section 857(g) the aggregate amount of dividends designated by us as qualified dividend income or capital gain dividends (as discussed below) with respect to any taxable year may not exceed tax dividends paid by us with respect to such year. For these purposes, dividends paid after the close of the taxable year pursuant to Section 858 shall be treated as paid with respect to such year.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of such stockholder’s stock, but rather will reduce the adjusted basis of such shares as a return of capital.  To the extent that such distributions exceed the adjusted basis of a stockholder’s stock, they will be included in income as long‑term capital gain (or short‑term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year.  For purposes of determining what portion of a distribution is attributable to current or accumulated earnings and profits, earnings and profits will first be allocated to distributions made to holders of any shares of our preferred stock outstanding at the applicable time, to the extent that the dividends payable on such preferred stock is payable prior to the dividends on the common stock. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of ours.
For tax years beginning after December 31, 2017, and prior to January 1, 2026, noncorporate stockholders are generally eligible to deduct up to 20.0% of the amount of ordinary REIT dividends that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.
In general, any gain or loss realized upon a taxable disposition of shares by a stockholder who is not a dealer in securities will be treated as a long‑term capital gain or loss if the shares have been held for more than one year, otherwise as short‑term capital gain or loss.  However, any loss upon a sale or exchange of stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) generally will be treated as long‑term capital loss to the extent of distributions from us required to be treated by such stockholder as long‑term capital gain.
Distributions that we properly designate as capital gain dividends will be taxable to stockholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year and to the extent they do not exceed the limitation under Section 857(g) of the Code, discussed above) from the sale or disposition of a capital asset held for greater than one year. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099‑DIV indicating the amount that will be taxable to the stockholder as capital gain.  However, stockholders that are corporations may be required to treat up to 20.0% of certain capital gain dividends as ordinary income.  A portion of capital gain dividends received by noncorporate taxpayers may be subject to tax at a 25.0% rate to the extent attributable to certain gains realized on the sale of real property.  In addition, noncorporate taxpayers are generally taxed at a maximum rate of 20.0% on net long‑term capital gain (generally, the excess of net long‑term capital gain over net short‑term capital loss) attributable to gains realized on the sale of property held for greater than one year.
Distributions we make and gain arising from the sale or exchange by a stockholder of shares of our stock will not be treated as passive activity income, and, as a result, stockholders generally will not be able to apply any “passive losses” against such income or gain.  Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our stock (or distributions treated as such) will not be treated as investment income under certain circumstances.

Upon any taxable sale or other disposition of our common stock or preferred stock, a U.S. stockholder will recognize gain or loss for federal income tax purposes on the disposition of our stock in an amount equal to the difference between:
•	the amount of cash and the fair market value of any property received on such disposition; and
•	the U.S. stockholder’s adjusted basis in such stock for tax purposes.
Gain or loss will be capital gain or loss if the common or preferred stock has been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long‑term capital gain) and the stockholder’s tax bracket.  A U.S. stockholder who is an individual or an estate or trust and who has long‑term capital gain will be subject to a maximum capital gain rate of 20.0%.  However, to the extent that the capital gain realized by a non‑corporate stockholder on the sale of REIT stock corresponds to the REIT’s “unrecaptured Section 1250 gain,” such gain may be subject to tax at a rate of 25.0%.  Stockholders are advised to consult with their own tax advisors with respect to their capital gain tax liability.
Taxation of U.S. Preferred Stockholders on a Conversion of Preferred Stock into Common Stock. Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into shares of Common Stock and cash in lieu of fractional shares, except that a U.S. stockholder’s receipt of cash in lieu of a fractional share of Common Stock generally will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of Common Stock and the U.S. stockholder’s tax basis in the fractional share of Common Stock).
A U.S. stockholder’s tax basis in shares of Common Stock received upon conversion of the preferred stock (and any fractional shares of our Common Stock treated as received then exchanged for cash) will equal the basis of the converted shares of preferred stock, and the holding period of such shares of Common Stock will include the holding period of the converted shares of the preferred stock.
Any of our Common Stock received in a conversion that is attributable to accrued and unpaid dividends on the preferred stock likely will be treated as a distribution taxable as a dividend to the extent of the Company’s earning and profits.
Taxation of U.S. Preferred Stockholders on a Redemption of Preferred Stock. A redemption of shares of preferred stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder generally will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for the preferred stock exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the preferred stock redeemed. A payment made in redemption of the preferred stock may be treated as a dividend, rather than as payment in exchange for the preferred stock, unless the redemption:
•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
•	results in a “complete redemption” of a U.S. holder’s stock interest in the Company under Section 302(b)(3) of the Code; or
•	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the preferred and common stock that the U.S. holder actually owns, but also shares of stock that the U.S. holder constructively owns within the meaning of Section 318 of the Code.
A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the Company, which will depend on the U.S. holder’s particular facts and circumstances at such time.
Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code.
A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the preferred stock generally will not qualify for this exception because the voting rights of the preferred stock is limited.
For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature and has been interpreted under case law to include the termination of a business or line of business. Each U.S. holder of the preferred stock should consult its own tax advisors to determine whether a payment made in redemption of the preferred stock will be treated as a dividend or a payment in exchange for the preferred stock. If the redemption payment is treated as a dividend, the rules discussed above in “Taxation of Taxable U.S. Common or Preferred Stockholders” apply.
If any amount received by a U.S. holder in redemption of preferred stock is treated as a distribution of a dividend, Treasury Regulation Section 1.302-2(c) provides that proper adjustment of the basis of the remaining stock will be made with respect to the stock redeemed.  The IRS proposed regulations in 2009 which provided detailed rules with respect to the shifting of basis in such situations.  The IRS withdrew those proposed regulations in 2019, without finalizing any regulations addressing the issues raised by the proposed regulations.  Thus, the law is not clear as to how such basis would be shifted among shares owned by the shareholder whose shares were redeemed, and potentially related parties if the redeeming shareholder redeemed all of his or her shares.
If the redemption payment is treated as a dividend, the rules discussed above in “Taxation of Taxable U.S. Common or Preferred Stockholders” will apply to such payment. If preferred stock is redeemed and treated as a sale or exchange under Section 302 of the Code, any accrued and unpaid dividends that have been declared before the call for redemption which are included in the total redemption payment are treated as dividends and taxed as discussed in “Taxation of Taxable U.S. Common or Preferred Stockholders.” To the extent that such accrued dividends are not yet declared, the amounts attributable to such dividends arguably are treated as part of the redemption proceeds taxable under Section 302 of the Code, although such treatment depends on the particular facts involved.

Taxation of Tax‑Exempt Stockholders. Provided that a tax‑exempt stockholder has not held our common or preferred stock as “debt financed property” within the meaning of the Code, the dividend income from us will not be unrelated business taxable income, referred to as UBTI, to a tax‑exempt stockholder.  Similarly, income from the sale of common or preferred stock will not constitute UBTI unless the tax‑exempt stockholder has held its stock as debt financed property within the meaning of the Code or has used the stock in a trade or business. However, for a tax‑exempt stockholder that is a social club, voluntary employee benefit association or supplemental unemployment benefit trust exempt from federal income taxation under Code Sections 501(c)(7), (c)(9) or (c)(17), respectively, or a single parent title‑holding corporation exempt under Code Section 501(c)(2) the income of which is payable to any of the aforementioned tax‑exempt organizations, income from an investment in our securities will constitute UBTI unless, with respect to certain of these organizations, the organization properly sets aside or reserves such amounts for purposes specified in the Code.  These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements and other requirements under the Code.
A “qualified trust” (defined to be any trust described in Code Section 401(a) and exempt from tax under Code Section 501(a)) that holds more than 10.0% of the value of the shares of a REIT may be required, under certain circumstances, to treat a portion of distributions from the REIT as UBTI.  This requirement will apply for a taxable year only if (i) the REIT satisfies the requirement that not more than 50.0% of the value of its shares be held by five or fewer individuals (the “five or fewer requirement”) only by relying on a special “look‑through” rule under which shares held by qualified trust stockholders are treated as held by the beneficiaries of such trusts in proportion to their actuarial interests therein; and (ii) the REIT is “predominantly held” by qualified trusts.  A REIT is “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25.0% of the value of the REIT shares, or (ii) one or more qualified trusts, each owning more than 10.0% of the value of the REIT shares, hold in the aggregate more than 50.0% of the value of the REIT shares. If the foregoing requirements are met, the percentage of any REIT dividend treated as UBTI to a qualified trust that owns more than 10.0% of the value of the REIT shares is equal to the ratio of (i) the UBTI earned by the REIT (computed as if the REIT were a qualified trust and therefore subject to tax on its UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT for the year in which the dividends are paid.  A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5.0% for any year.
The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirement without relying on the “look‑through” rule.
Taxation of Non‑U.S. Stockholders. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, “Non‑U.S. stockholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non‑U.S. stockholder.  Prospective Non‑U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.
Distributions that are not attributable to gain from sales or exchanges by us of U.S. real property interests and not designated by us as capital gain dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to a withholding tax equal to 30.0% of the gross amount of the distribution. If a Non‑U.S. stockholder qualifies for benefits under an applicable income tax treaty, the 30.0% U.S. federal income tax withholding rate on dividend distributions to such stockholder may be reduced significantly.  However, if income from the investment in our stock is treated as effectively connected with the Non‑U.S. stockholder’s conduct of a U.S. trade or business, the Non‑U.S. stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to a branch profits tax of up to 30.0% if the stockholder is a foreign corporation).  We expect to withhold U.S. income tax at the rate of 30.0% on the gross amount of any dividends paid to a Non‑U.S. stockholder that are not designated as capital gain dividends, unless either:

•	a lower treaty rate applies and the Non‑U.S. stockholder files with us an IRS Form W‑8BEN evidencing eligibility for that reduced rate or
•	the Non‑U.S. stockholder files an IRS Form W‑8ECI with us claiming that the distribution is income treated as effectively connected to a U.S. trade or business.
A non‑U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock.  A non‑U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non‑U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.  However, a non‑U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Additional withholding regulations may require us to withhold 15.0% of any distribution that exceeds our current and accumulated earnings and profits.  Consequently, although we intend to withhold at a rate of 30.0% on the entire amount of any distribution, to the extent that we do not do so, we generally will withhold at a rate of 15.0% on any portion of a distribution not subject to withholding at a rate of 30.0%.
Except as discussed below with respect to 10.0% or less holders of regularly traded classes of stock, for any year in which we qualify as a REIT, a non‑U.S. stockholder generally will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Act, or “FIRPTA.”  The term USRPIs includes interests in real property and shares in corporations at least 50.0% of whose assets consist of interests in U.S. real property, as determined under the Code and applicable Treasury Regulations. Under those rules, a non‑U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with a United States trade or business of the non‑U.S. stockholder.  A non‑U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual.  A non‑U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30.0% branch profits tax on such a distribution.  We must withhold 21.0% of any distribution that we could designate as a capital gain dividend. A non‑U.S. stockholder may receive a credit against its tax liability for the amount we withhold.  However, FIRPTA and the 21.0% withholding tax generally will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the recipient non‑U.S. stockholder did not own more than 10.0% of such class of stock at any time during the one-year period ending on the date of distribution.  Instead, any capital gain dividend will be treated as an ordinary distribution subject to the rules discussed above, which generally impose a 30.0% withholding tax (unless reduced by a treaty).  Also, the branch profits tax will not apply to such a distribution.
A non‑U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of our common or preferred stock as long as at all times during the testing period non‑U.S. persons hold, directly or indirectly, less than 50.0% in value of our stock, as determined under the Code and applicable Treasury Regulations.  We cannot assure you that that test will be met, but, if such test is satisfied, the sale of our stock will not be subject to tax under FIRPTA, regardless of the percentage owned by such holder and whether our stock is regularly traded on an established securities market.  Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non‑U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires stock within certain prescribed periods.  However, a non‑U.S. stockholder generally will not incur tax under FIRPTA on a disposition of the shares of our common or preferred stock if such non‑U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10.0% or less of the total fair market value of a class of our stock that is “regularly traded” on an established securities market or, in certain cases as provided under the applicable Treasury Regulations, if the non-U.S. stockholder owns a specified interest in shares of a class of our stock that is not publicly traded on an established securities market. If our common stock is listed, then for as long as it is regularly traded on an established securities market, a non‑U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock if it owns, actually or constructively, 10.0% or less of our common stock. If the gain on the sale of our stock were taxed under FIRPTA, a non‑U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non‑U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•
the gain is effectively connected with the non‑U.S. stockholder’s United States trade or business, in which case the non‑U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•
the non‑U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non‑U.S. stockholder generally will incur a 30.0% tax on his or her capital gains derived from sources within the United States.

REIT stock held by certain qualified collective investment entities will not be treated as a USRPI subject to FIRPTA.  In addition, certain foreign retirement and pension funds are exempt from FIRPTA.
Federal Income Tax Considerations for Warrants and Units
If we issue warrants in the future, the federal income tax treatment of their receipt, ownership and exercise will depend on the specific terms of the warrants and related warrant agreements. The prospectus supplement relating to any warrants we may offer in the future will contain such specific terms and a discussion of any material U.S. federal income tax considerations with respect to the receipt, ownership and exercise of the warrants.  Similarly, if we issue units in the future, the federal income tax treatment of their receipt and ownership will depend on the specific terms of the units and the agreements related thereto. The prospectus supplement relating to any units we may offer iin the future will contain such specific terms and a discussion of any material U.S. federal income tax considerations with respect to the receipt and ownership of such units.
State and Local Taxes
We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside (although U.S. stockholders who are individuals generally should not be required to file state income tax returns outside of their state of residence with respect to our operations and distributions).  The state and local tax treatment of us and our stockholders may not conform to the federal income tax consequences discussed above.  Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common or preferred stock.

Information Reporting and Backup Withholding
Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor.  Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.
U.S. Holders. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our stock or proceeds from the sale or other taxable disposition of our stock. Certain U.S. holders are exempt from backup withholding, including generally corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	furnishes an incorrect taxpayer identification number;
•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders. Payments of dividends on our stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable successor form) or W-8ECI, or otherwise establishes an exemption. Similarly, payments of dividends to non-U.S. holders generally will not be subject to information reporting if required documentation is provided proving that the holder is a foreign beneficial owner or otherwise exempt. In addition, proceeds of the sale or other taxable disposition of our stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption.  Proceeds of a disposition of our stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences of Participation in Dividend Reinvestment Plan
If you elect to participate in our dividend reinvestment program and are subject to federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends withheld and reinvested pursuant to our dividend reinvestment program. Specifically, you will be treated as if you have received the dividend from us in cash and then applied such dividend to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment program at a discount to their fair market value, you will be treated for tax purposes as receiving an additional dividend equal to the amount of the discount, if any. You will be taxed on the amount of the dividend as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. You may be subject to backup withholding if you fail to comply with certain tax requirements. See “Information Reporting and Backup Withholding.”
Additional Considerations
Medicare Tax.  A 3.8% tax will generally be imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest (including interest on our debt securities), dividends (including dividends paid with respect to our stock), annuities, royalties, rent, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange or other taxable disposition of shares of our stock) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.
Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our capital stock through such a foreign financial institution or non-U.S. entity).
Specifically, a 30.0% withholding tax may be imposed on dividends on our capital stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.  If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30.0% on certain payments to non-compliant foreign financial institutions and certain other account holders.  Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally applies to payments of dividends but does not currently apply to payments of gross proceeds from a sale or other disposition of capital stock, although it may apply to such gross proceeds in the future.  Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the FATCA withholding we may treat the entire distribution as a dividend.  Prospective investors should consult their tax advisors regarding these withholding provisions.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the securities offered hereby. Certain legal and tax matters described under “Material U.S. Federal Income Tax Considerations” in this prospectus will be passed upon for us by Husch Blackwell LLP, Kansas City, Missouri.
EXPERTS

The consolidated financial statements and financial statement schedule of MacKenzie Realty Capital, Inc. (the Company) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended June 30, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file with or submit to the SEC annual, quarterly, and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by contacting us at 89 Davis Road, Suite 100, Orinda, CA 94563 or by telephone at (925) 631-9100 or at (800) 854-8357 or on our website at www.mackenzierealty.com. The information on our website is not incorporated by reference into this prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov.
This prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Any statement contained in a document which incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information that we later file with the SEC modifies or replaces that information.
The documents listed below have been filed by us under the Exchange Act and are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K, filed on September 27, 2024 for the year ended June 30, 2024.
•	Our Quarterly Report on Form 10-Q, filed on November 14, 2024 for the quarter ended September 30, 2024.
•
Our Current Reports on Form 8-K or Form 8-K/A (as applicable), filed on July 11, 2024 (Item 8.01), July 29, 2024, August 27, 2024, September 25, 2024, September 27, 2024 (Item 8.01), November 8, 2024, November 15, 2024, December 17, 2024, December 17, 2024, and January 10, 2025.

•
The description of our common stock included in our Registration Statement on Form 8-A dated November 7, 2024, as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus, including all filings made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement.
To obtain a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in such documents), please contact us at 89 Davis Road, Suite 100, Orinda, CA 94563, Telephone (925) 631-9100 or (800) 854-8357.

MacKenzie Realty Capital, Inc.

__________________________
PROSPECTUS
__________________________
$75,000,000

PREFERRED STOCK, COMMON STOCK,
WARRANTS, RIGHTS AND UNITS

●, 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2025

PROSPECTUS SUPPLEMENT

Up to $20,000,000
MACKENZIE REALTY CAPITAL, INC.

COMMON STOCK

We will enter into an Equity Distribution Agreement (“ATM Sales Agreement”) with Maxim Group LLC (the “Sales Agent” or “Maxim”), pursuant to which we may issue and sell the shares of our common stock, $0.0001 par value per share, covered by this prospectus supplement from time to time through or to the Sales Agent, acting as our agent or principal (subject to compliance with Regulation M).

An At-the-Market (“ATM”) program will allow us to raise capital by selling shares of our common stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices. Our Board of Directors (“Board”) has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the ATM Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $20,000,000 through the Sales Agent.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MKZR.” The last reported sale price of our common stock on Nasdaq on December 19, 2024 was $4.91 per share.

As of December 19, 2024, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates (“public float”) was approximately $65,762,594.66, based on an aggregate of 13,473,075.80 shares of Common Stock outstanding, of which 13,393,603.80 shares were held by non-affiliates, and a per share price of $4.91 for the common stock, the closing price of our common stock on December 19, 2024, as reported on the Nasdaq Capital Market. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Beginning with our taxable year ended December 31, 2014, we believe that we have operated in a manner qualifying us as a real estate investment trust (“REIT”), and we have elected to be taxed as a REIT for federal income tax purposes.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions (including block transactions) or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on Nasdaq or sales made to or through a market maker other than on an exchange. When it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the terms of the ATM Sales Agreement, we also may sell shares our common stock to the Sales Agent, as principal for its own account (subject to compliance with Regulation M), at a price to be agreed upon at the time of sale. If we sell shares to the Sales Agent, as principal (subject to compliance with Regulation M), we will enter into a separate agreement with the Sales Agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The compensation payable to the Sales Agent for sales of common stock sold pursuant to the ATM Sales Agreement will be 3.0% of the gross proceeds of the sales price of common stock sold. We anticipate no other commissions or material expenses for sales under the ATM Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the ATM Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Investing in our common stock involves certain risks. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as well as the additional risks discussed under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, before making an investment decision.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Certain insiders, including our officers and directors, may purchase shares in this offering. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering.

Maxim Group LLC

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ●, 2025.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in making your investment decisions. Neither we nor the Agent have authorized anyone to provide you with different, inconsistent or additional information. If anyone provides you with different, inconsistent or additional information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. You should assume the information contained in this prospectus supplement, the accompanying prospectus any applicable free writing prospectus or the documents incorporated by reference herein are accurate only as of the respective dates of each such document or on the date or dates which are specified in these documents. Our business, financial condition and prospects may have changed since such dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to, changes and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in our common stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in in a filing we make with the Securities and Exchange Commission (the “SEC”) that adds to, updates or changes information contained in an earlier filing we made with the SEC — for example, a document incorporated by reference into this prospectus supplement — the statement in the filing we make with the SEC having the later date modifies or supersedes the earlier statement.

This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, MacKenzie Realty Capital, Inc. and its subsidiaries.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement and the accompanying prospectus contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus supplement and the accompanying prospectus, and they may also be made a part of this prospectus supplement and the accompanying prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Certain statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be deemed “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “could,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” or similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus, as well as by similar factors discussed in documents incorporated by reference.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance or results and we can give no assurance that these expectations will be attained. Our actual results may differ materially from those indicated by these forward-looking statements due to a variety of known and unknown risks and uncertainties. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	Investors will not have the opportunity to evaluate or approve any Investments prior to our acquisition or financing thereof.
•	Investors will rely solely on the Adviser to manage us and our Investments. The Adviser will have broad discretion to invest our capital and make decisions regarding Investments.
•	We may not be able to invest the net proceeds of this offering on terms acceptable to investors, or at all.
•
Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor. In addition, our Board may approve changes to our policies, including our policies with respect to distributions and redemption of shares without prior notice or your approval.

•	An investor could lose all or a substantial portion of any investment made in us.
•
We may fail to maintain our qualification as a REIT for federal income tax purposes. We would then be subject to corporate level taxation and regulation as an investment company and we would not be required to pay any distributions to our stockholders.

•
Substantial actual and potential conflicts of interest exist between our investors and our interests or the interests of our Adviser, and our respective affiliates, including conflicts arising out of (a) allocation of personnel to our activities, (b) allocation of investment opportunities between us, and (c) potential conflicts arising out of transactions between us, on the one hand, and our Adviser and its affiliates, on the other hand, involving compensation and incentive fees payable to our Adviser or dealings in real estate transactions between us and the Adviser and its affiliates.

•	There are substantial risks associated with owning, financing, operating, leasing and managing real estate.
•
The amount of distributions we make is uncertain. We may fund distributions from offering proceeds, borrowings, and the sale of assets, to the extent distributions exceed our earnings or cash flows from our operations if we are unable to make distributions from our cash flows from operations. There is no limit on the amount of offering proceeds we may use to fund distributions. Distributions paid from sources other than cash flow or funds from operations may constitute a return of capital to our stockholders. Rates of distributions may not be indicative of our actual operating results. For example, on March 31, 2020, after assessing the impacts of the COVID-19 pandemic, our Board unanimously approved the suspension of regular quarterly dividends to our common stockholders. On May 11, 2021, the Board reinstated the quarterly dividend at the rate of $0.05 per share of common stock, which was increased each quarter until it reached the current level of $0.125 per share, but there is no guarantee that the dividend will remain at this level. While the Series A Preferred Stock will accrue a 6% dividend, and the Series B Preferred Stock will accrue a 12% dividend (3% current, 9% accrued), payment of this dividend is not guaranteed, only that it will be paid before any dividend can be paid to the common stock.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports we file with the SEC and which are incorporated by reference herein. See “Risk Factors” and “Incorporation of Certain Documents by Reference.” In addition, other factors not identified may emerge from time to time that could also have such an effect. We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or objectives and plans will be achieved.

 SUMMARY

The following is a summary of selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference. This summary is not complete and it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before investing in our securities.

Company Overview

MacKenzie Realty Capital, Inc. (the “Company”, “us”, “we”, “our” and other similar terms), a Maryland corporation, was launched to generate both current income and capital appreciation through real estate related investments, primarily in debt and equity real estate related securities. As of December 31, 2020, however, we elected to withdraw our election to be regulated as a BDC under the Investment Company Act.  Following withdrawal of the election to be regulated as a BDC, we have and intend to continue to invest in private companies that directly or indirectly own real property, and increase our control over our private investments, and to eventually consolidate those investments for financial reporting purposes. We conduct many of our operations through MacKenzie Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”). The withdrawal allows us to expand our investment pool to include real, physical assets, as opposed to only investment securities. We believe that this expanded pool of potential investments allows access to risk-adjusted returns consistent with our investment objective, while allowing us to maintain our REIT status.

We are externally managed by MacKenzie Capital Management, LP, a California limited partnership, or “MacKenzie”. We are advised, as to our real estate investments, by an affiliate of MacKenzie, MacKenzie Real Estate Advisers, LP (the “Real Estate Adviser”), and as to our securities portfolio, by MCM Advisers, LP (the “Investment Adviser”; together with the Real Estate Adviser, the “Advisers” or “Adviser”). These Advisers will make all investment decisions for us. Our Advisers employ a variety of acquisition strategies in building our portfolio of investments, with a particular focus on obtaining properties in off-market transactions, opportunistic and value-add situations, and similar transactions. We have elected to be taxed, and currently, as of the year ended December 31, 2023, qualify, as a REIT for U.S. federal income tax purposes.

We utilize three key investment strategies - Value-Add, Opportunistic, and Invest-to-Own - to drive growth in funds from operations and net asset value at our properties, in order to maximize returns to our investors.

We invest primarily through controlling positions (generally 90%) in joint ventures with our network of some of the leading private regional apartment owner/operators across the nation, which we believe enhances our ability to access proprietary off-market transactions, and to deliver best-in-class execution of multiple investment strategies across a substantial number of markets. Upon execution of the initial business plan for the property, we will often seek to increase our ownership to 100%, so that the property will be wholly owned by us.

As of the date of this prospectus supplement, our portfolio consisted of (a) 8 commercial real estate properties: Satellite Place located in Duluth, GA, 1300 Main, First & Main and Main Street West located in Napa, CA, Woodland Corporate Center Two located in Woodland, CA, 220 Campus Lane and Green Valley Executive Center located in Fairfield, CA and One Harbor Center located in Suisun, CA, and (b) 4 residential apartment properties: Commodore Apartments and The Park View (formerly known as Pon De Leo Apartments), located in Oakland, CA, the Hollywood Apartments located in Hollywood, CA, and the Shoreline Apartments in Concord, CA.
1300 Main, First & Main, Main Street West, Woodland Corporate Center Two, and the Hollywood Apartments are owned through our subsidiary, the Operating Partnership, the Commodore Apartments are owned through our subsidiary Madison-PVT Partners LLC, The Park View (f/k/a Pon De Leo Apartments) is owned through our subsidiary PVT-Madison Partners, the Shoreline Apartments are owned through our subsidiary MacKenzie BAA IG Shoreline LLC, and MacKenzie Satellite Place is owned through our subsidiary MacKenzie Satellite Place Corp. We also own 5 minority interests in non-traded REITs, 2 general partnership interests in commercial properties, and 1 other real estate investment.
Our primary intent is to purchase real estate interests, whether direct investments, joint ventures, minority interests, or loans secured by real estate. We refer to our investments in real property as “Investments”.
Executive Offices

Our principal executive offices are located at 89 Davis Road, Suite 100, Orinda, CA 94563. Our telephone number is (925) 631-9100 or (800) 854-8357. Our website can be found at www.mackenzierealty.com. The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Common stock offered by us
Shares of common stock having an aggregate gross sales price of up to $20,000,000. Certain insiders, including our officers and directors, may purchase shares in this offering. Because we have not entered into any binding agreements or received any commitments to purchase from any insiders, such insiders may elect not to purchase any shares in this offering.

Common stock outstanding after this offering
Up to [           ] shares, assuming sales of [           ] shares of our common stock in this offering at an offering price of $[           ] per share, which was the last reported sale price of our common stock on Nasdaq on [           ], 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution
“At the market offering” that may be made from time to time for our common stock in the United States through the Sales Agent, using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. See the section entitled “Plan of Distribution” below.

Use of Proceeds
We intend to use the net proceeds from this offering for capital expenditures, including acquisitions of additional properties (although no potential acquisition targets have been currently identified), strategic principal payments on outstanding loans (although no such loans are currently identified), payment of operating expenses, fees and other costs, funding for our preferred stock share repurchase program, other sales and marketing activities and for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds.

Risk factors
Your investment in shares of our common stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our filings with the SEC in this prospectus supplement and the accompanying prospectus.

Nasdaq symbol	“MKZR”

RISK FACTORS

An investment in our securities should not constitute a complete investment program for any investor and involves a high degree of risk. Due to the uncertainty in our investments, there can be no assurance that we will achieve our investment objective. You should carefully consider the risks referenced below before making an investment decision.

An investment in any securities offered pursuant to this prospectus supplement involves substantial risks. In deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference herein from the sections captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q (see “Incorporation of Certain Documents by Reference”), as well as the other information contained in this prospectus supplement and the accompanying prospectus, as updated, amended or superseded by our subsequent filings under the Exchange Act (and the information incorporated by reference herein and therein) before acquiring any of such securities. Statements in or portions of a future document incorporated by reference in this prospectus supplement and accompanying prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus supplement, accompanying prospectus or such incorporated documents.

The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, which might cause the trading price of our common stock or other securities to decline and could result in you losing all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key risk factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Forward-Looking Statements” above.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include, but are not limited to, investment in real estate and other real estate-related investments (although no potential acquisition targets have been currently identified), strategic principal payments on outstanding loans, payment of operating expenses, capital expenditures, fees and other costs, and funding for our preferred stock share repurchase program. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could adversely affect the price for our common stock, including as a result of resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock on the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We plan to sell shares of our common stock in “at the market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common stock that we will sell under the ATM Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Sales Agreement. The number of shares of our common stock that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our ATM Sales Agreement with Maxim or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

Risks Relating to Potential Rescission Claims

Previous issuances of common shares under our dividend reinvestment program may have violated certain federal and/or state securities laws, and shareholders could file suit to seek rescission of such securities.

During the period beginning June 2021 and ending December 2021, in an offering pursuant to our registration statement on Form N-2, we made sales of securities under our dividend reinvestment program pursuant to a deficient registration statement (which registrant statement became deficient by virtue of our inadvertently failing to amend the registration statement to include the then-current audit report of our auditors). Consequently, the offer and sale of securities pursuant to the Form N-2 may have failed to comply fully with Section 5 of the Securities Act which may trigger a right of rescission under the Securities Act for investors that purchased shares of our common stock during this period under our dividend reinvestment program.

Accordingly, we may have liability to purchasers of such securities if they were to file suit against us; the remedy could be to repurchase such securities at their purchase price plus statutory interest, less the amount of any income received with respect to such shares.

A rescission offer may not bar claims relating to our possible non-compliance with federal and/or state securities laws relating to the deficient Form N-2 referenced above, and we may continue to be contingently liable for rescission or damages of an indeterminate amount.

It is also possible that regulators could pursue enforcement actions or impose penalties and fines against us with respect to any violations of securities laws relating to the issuance of dividend reinvestment program shares under the deficient Form N-2 referenced above.

If we have to repurchase shares as discussed above, it may affect our cash balances.

If we have to repurchase shares of our common stock issued under the deficient registration statement referenced above, such rescission payments will be funded from our existing cash balances. Any rescission payments would reduce funds available to us for our operations. If all persons issued shares without registration were to successfully file suit and force rescission, we could need to pay a total of approximately $865,000 and our results of operations, cash balances or financial condition will be negatively affected.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for capital expenditures, including acquisitions of additional properties (although no potential acquisition targets have been currently identified), strategic principal payments on outstanding loans (although no specific loans or principal payments have yet been identified), payment of operating expenses, fees and other costs, funding for our preferred stock share repurchase program, other sales and marketing activities and for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock.

PLAN OF DISTRIBUTION

We will enter into the ATM Sales Agreement with the Sales Agent pursuant to which we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $20,000,000 through the Sales Agent, acting as sales agent or principal (subject to compliance with Regulation M), subject to certain limitations, pursuant to this prospectus supplement and the accompanying prospectus. The form of ATM Sales Agreement has been filed with the SEC as an exhibit to the registration statement of which this prospectus supplement forms a part.

Under the terms of the ATM Sales Agreement, in no event will the Company issue or sell through the Sales Agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the registration statement of which this prospectus supplement forms a part, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (iv) exceed the number or dollar amount of common stock for which the Company has filed a prospectus supplement to the registration statement of which this prospectus supplement forms a part.

Each time that we wish to sell common stock under the ATM Sales Agreement, we will provide an agent designated by the Company as sole executing agent with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day, and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the ATM Sales Agreement, the Sales Agent may sell shares of our common stock in negotiated transactions (including block transactions) or transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of, including sales made directly on Nasdaq or sales made to or through a market maker other than on an exchange, and the Sales Agent will agree to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules, and regulations, and the rules of Nasdaq to sell such shares up to the amount specified. The settlement between us and the Sales Agent of each sale will occur on the first trading day following the date on which the sale was made or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction. The obligation of the Sales Agent under the ATM Sales Agreement to sell our common stock pursuant to a placement notice will be subject to a number of conditions.

We will pay the Sales Agent a commission of 3.0% of the aggregate gross proceeds from each sale of our common stock under the ATM Sales Agreement. The Sales Agent may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. The Sales Agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agent and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse the fees and out-of-pocket expenses of legal counsel to the Sales Agent in an amount not to exceed $40,000 without our approval (such approval not to be unreasonably withheld) in connection with entering into the ATM Sales Agreement plus up to $5,000 per calendar quarter. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the ATM Sales Agreement, will be approximately $[].

From time to time, the Sales Agent and/or its affiliates have provided or may provide in the future, various advisory, investment and other services to us in the ordinary course of business. The Sales Agent has received, or may in the future receive, customary fees and commissions for these transactions. On August 26, 2024, we entered into a letter agreement with the Sales Agent (the “Letter Agreement”), pursuant to which the Sales Agent agreed to provide us with general financial advisory and investment banking services. In accordance therewith, the Company agreed to compensate the Sales Agent according to the services to be performed, including a cash fee equal to: (i) 1.5% of the gross proceeds in the case of the issuance of senior debt securities; (ii) 3.5% of the gross proceeds in the case of the issuance of subordinated and/or mezzanine debt securities; and (iii) 7% of the gross proceeds in the case of equity, equity-linked or convertible securities. Further, in connection with entering into the Letter Agreement, the Company agreed to issue 1% of the Company’s common stock to compensate the Sales Agent, subject to certain lockup and divestiture terms.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock contemplated in this prospectus supplement and the accompanying prospectus, the Sales Agent will be deemed to be “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

The offering of our common stock pursuant to the ATM Sales Agreement will terminate on the earlier of (1) the issuance and sale of all of our common stock subject to the ATM Sales Agreement, (2) termination of the ATM Sales Agreement by us or the Sales Agent, or (3) 12 months from the date of the ATM Sales Agreement.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

Our common stock is traded on Nasdaq under the symbol “MKZR”.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the securities offered hereby. Certain legal and tax matters described under “Material U.S. Federal Income Tax Considerations” in this prospectus will be passed upon for us by Husch Blackwell LLP, Kansas City, Missouri. The Sales Agent is being represented in connection with this offering by Maynard Nexsen PC, Birmingham, Alabama.
EXPERTS

The consolidated financial statements and financial statement schedule of MacKenzie Realty Capital, Inc. (the Company) incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended June 30, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file with or submit to the SEC annual, quarterly, and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by contacting us at 89 Davis Road, Suite 100, Orinda, CA 94563 or by telephone at (925) 631-9100 or (800) 854-8357 or on our website at www.mackenzierealty.com. The information on our website is not incorporated by reference into this prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet website at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus does not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Any statement contained in a document which incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus or information that we later file with the SEC modifies or replaces that information.
The documents listed below have been filed by us under the Exchange Act and are incorporated by reference in this prospectus:
•	Our Annual Report on Form 10-K, filed on September 27, 2024 for the year ended June 30, 2024.
•	Our Quarterly Report on Form 10-Q, filed on November 14, 2024, for the quarter ended September 30, 2024.
•
Our Current Reports on Form 8-K or Form 8-K/A (as applicable), filed on July 11, 2024 (Item 8.01), July 29, 2024, August 27, 2024, September 25, 2024, September 27, 2024 (Item 8.01), November 8, 2024, November 15, 2024, December 17, 2024, December 17, 2024 and January 10, 2025.

•
The description of our common stock included in our Registration Statement on Form 8-A dated November 7, 2024, as amended by any subsequent amendment or any  report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, including all filings made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement.
To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in such documents), please contact us at 89 Davis Road, Suite 100, Orinda, CA 94563, Telephone (925) 631-9100 or (800) 854-8357.

Mackenzie Realty Capital, Inc.

__________________________
PROSPECTUS SUPPLEMENT
__________________________
$20,000,000

COMMON STOCK

●, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock, preferred stock, warrants, rights, and units being registered by the Registrant, all of which will be paid by the Registrant. All amounts are estimates except the SEC registration fee.

SEC registration fee	$11,482.50
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Fees and expenses of qualification under state securities laws (including legal fees)	5,000
Transfer Agent’s and Depositary’s fees and disbursements	*
TOTAL	$ *
* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Charter obligates the Registrant, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Registrant and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Registrant and at the Registrant’s request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The Charter also permits the Registrant, with the approval of the Board or a duly authorized committee thereof, to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or a predecessor of the Registrant.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made, or threatened to be made, a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance or reimburse reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits.
(a) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement**
1.2	Form of Equity Distribution Agreement between the Registrant and Maxim Group LLC***
2.1
Contribution Agreement by and between MacKenzie Realty Operating Partnership, LP and the Addison Group, dated June 8, 2020 (incorporated by reference to the Registrant’s Form 8-K (File No. 814-00961), filed on June 9, 2020)

2.2	Membership Interest Purchase Agreement with The Wiseman Company, LLC, dated April 12, 2022 (incorporated by reference to the Registrant’s Form 8-K (File No. 000-55006), filed on April 18, 2022)
3.1	Articles of Amendment and Restatement (incorporated by reference to Registrant’s Form 8-K/A, filed on January 10, 2025)
3.2	Series A Preferred Articles Supplementary (incorporated by reference to Registrant’s Form 1-A (File No. 000-55006), filed on April 12, 2021)
3.3	Series A and B Preferred Articles Supplementary (incorporated by reference to Registrant’s Form 1-A POS (File No. 024-11503), filed on November 13, 2023)
3.4	Third Amended & Restated Bylaws (incorporated by reference to Registrant’s Form 8-K/A, filed on January 10, 2025)
4.1
Partnership Unit Designation of the Series A Preferred Limited Partnership Units of MacKenzie Realty Operating Partnership, LP (incorporated by reference to Registrant’s Form 10-K (File No. 000-55006), filed on September 28, 2022)

4.2	Form of Common Stock Warrant Agreement and Common Stock Warrant**
4.3	Form of Rights Agreement and Rights Certificate**
4.4	Form of Unit Agreement and Unit Certificate**
5.1	Opinion of Venable LLP regarding legality***
8.1	Opinion of Husch Blackwell LLP regarding certain tax matters***
23.1	Consent of Venable LLP (included in Exhibit 5.1)***
23.2	Consent of Husch Blackwell LLP (included in Exhibit 8.1)***
23.3	Consent of Moss Adams LLP*
24.1	Power of Attorney (included on the signature page)***
107	Filing Fee Table***
*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference
***	Previously filed.

Item 17. Undertakings.
The Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orinda, State of California, on the 10th day of January, 2025.
MacKenzie Realty Capital, Inc.

By: /s/ Robert Dixon
       Robert Dixon
       Chief Executive Officer
       (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert Dixon	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
Robert Dixon
/s/ Angche Sherpa	Chief Financial Officer (Principal Accounting and Principal Financial Officer)	January 10, 2025
Angche Sherpa
/s/ Chip Patterson	Director	January 10, 2025
Chip Patterson
*	Director	January 10, 2025
Tim Dozois
*	Director	January 10, 2025
Tom Frame
*	Director	January 10, 2025
Kjerstin Hatch

 * The undersigned, by signing his name hereto, does sign and execute this amendment pursuant to powers of attorney executed by the abovenamed directors of the registrant, which powers of attorney were included in the signature pages to the registration statement of MacKenzie Realty Capital, Inc. on Form S-3 (File No. 333-283478) filed with the Securities and Exchange Commission on November 26, 2024.

By: /s/ Chip Patterson
Chip Patterson
Director